                                TRUST AGREEMENT

                                     among

                         CONSECO HE/HI 2001-B-2, INC.
                                 as Depositor

                             CONSECO FINANCE CORP.
                          as Originator and Servicer

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION
             not in its individual capacity but solely as Trustee
                                      of

                     CONSECO FINANCE TRUST HE/HI 2001-B-2

                            Dated as of May 1, 2001

                               TABLE OF CONTENTS


ARTICLE I.   DEFINITIONS...................................................  1-1

     SECTION 1.01   General................................................  1-1
     SECTION 1.02   Specific Terms.........................................  1-1

ARTICLE II.    ESTABLISHMENT OF TRUST; TRANSFER OF LOANS...................  2-1

     SECTION 2.01   Closing................................................  2-1
     SECTION 2.02   Conditions to the Closing..............................  2-1
     SECTION 2.03   Acceptance by Trustee..................................  2-2
     SECTION 2.04   REMIC Provisions.......................................  2-3
     SECTION 2.05   Depositor Option to Substitute for Prepaid Loans.......  2-4

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR, THE
               SERVICER AND THE TRUSTEE....................................  3-1

     SECTION 3.01   Representations and Warranties of the Depositor........  3-1
     SECTION 3.02   Representations and Warranties of the Servicer.........  3-2
     SECTION 3.03   Representations and Warranties of the Trustee..........  3-2
     SECTION 3.04   Negative Covenants of the Trust........................  3-3

ARTICLE IV.    THE CERTIFICATES AND THE CLASS C CERTIFICATE................  4-1

     SECTION 4.01   The Certificates and the Class C Certificate...........  4-1
     SECTION 4.02   Registration of Transfer and Exchange of
                    Certificates and the Class C Certificate...............  4-1
     SECTION 4.03   No Charge; Disposition of Void Certificates or Class
                    C Certificate..........................................  4-5
     SECTION 4.04   Mutilated, Destroyed, Lost or Stolen Certificates or
                    Class C Certificate....................................  4-5
     SECTION 4.05   Persons Deemed Owners..................................  4-5
     SECTION 4.06   Access to List of Certificateholders' Names and
                    Addresses..............................................  4-5
     SECTION 4.07   Authenticating Agents..................................  4-6

ARTICLE V.     ACCOUNTS; PAYMENTS TO CERTIFICATEHOLDERS; DEPOSITOR
               PAYMENT OBLIGATION..........................................  5-1

     SECTION 5.01   Collection of Money....................................  5-1
     SECTION 5.02   Establishment of Certificate Account...................  5-1
     SECTION 5.03   Withdrawals and Application of Funds in Certificate
                    Account................................................  5-2
     SECTION 5.04   Method of Payment......................................  5-3
     SECTION 5.05   Reserve Account........................................  5-5

     SECTION 5.06      Depositor Payment Obligation..........................................................   5-6
     SECTION 5.07      Acknowledgment of Obligation to Repurchase Reserve Account Loans......................   5-6

ARTICLE VI.    REPORTS AND TAX MATTERS.......................................................................   6-1

     SECTION 6.01      Accounting and Reports................................................................   6-1
     SECTION 6.02      Officer's Certificate.................................................................   6-1
     SECTION 6.03      Other Data............................................................................   6-1
     SECTION 6.04      Annual Report of Accountants..........................................................   6-1
     SECTION 6.05      Certificateholder Annual Statement....................................................   6-1
     SECTION 6.06      Payment of Taxes......................................................................   6-1

ARTICLE VII.   THE TRUSTEE...................................................................................   7-1

     SECTION 7.01      Duties of Trustee.....................................................................   7-1
     SECTION 7.02      Certain Matters Affecting the Trustee.................................................   7-2
     SECTION 7.03      Trustee Not Liable for Certificates, Class C Certificate or Loans.....................   7-3
     SECTION 7.04      Trustee May Own Certificates..........................................................   7-3
     SECTION 7.05      Rights of Certificateholders to Direct Trustee and to Waive Events of Termination.....   7-3
     SECTION 7.06      The Servicer to Pay Trustee's Fees and Expenses.......................................   7-4
     SECTION 7.07      Eligibility Requirements for Trustee..................................................   7-4
     SECTION 7.08      Resignation or Removal of Trustee.....................................................   7-4
     SECTION 7.09      Successor Trustee.....................................................................   7-5
     SECTION 7.10      Merger or Consolidation of Trustee....................................................   7-6
     SECTION 7.11      Tax Returns...........................................................................   7-6
     SECTION 7.12      Obligor Claims........................................................................   7-6
     SECTION 7.13      Appointment of Co-Trustee or Separate Trustee.........................................   7-7
     SECTION 7.14      Trustee and U.S. Bancorp..............................................................   7-8

ARTICLE VIII.  THE SERVICER..................................................................................   8-1

     SECTION 8.01      Responsibility for Reserve Account Loan Administration................................   8-1
     SECTION 8.02      Standard of Care......................................................................   8-1
     SECTION 8.03      Records...............................................................................   8-1
     SECTION 8.04      Inspection............................................................................   8-1
     SECTION 8.05      Deposits in Reserve Account...........................................................   8-2
     SECTION 8.06      Enforcement...........................................................................   8-2
     SECTION 8.07      Trustee to Cooperate..................................................................   8-3
     SECTION 8.08      Costs and Expenses....................................................................   8-3
     SECTION 8.09      Maintenance of Insurance..............................................................   8-4
     SECTION 8.10      Merger or Consolidation of Servicer...................................................   8-4
     SECTION 8.11      Removal of Servicer; Resignation of Servicer..........................................   8-4
     SECTION 8.12      Trustee to Act; Appointment of Successor..............................................   8-5

ARTICLE IX.    INDEMNITIES......................................................................................    9-1

     SECTION 9.01      Real Estate..............................................................................    9-1
     SECTION 9.02      Liabilities to Obligors..................................................................    9-1
     SECTION 9.03      Tax Indemnification......................................................................    9-1
     SECTION 9.04      Servicer's Indemnities...................................................................    9-1
     SECTION 9.05      Operation of Indemnities.................................................................    9-1
     SECTION 9.06      REMIC Tax Matters........................................................................    9-2

ARTICLE X.     MISCELLANEOUS....................................................................................   10-1

     SECTION 10.01     Servicer Not to Resign; Delegation of Servicing Duties...................................   10-1
     SECTION 10.02     Conseco and Depositor Not to Engage in Certain Transactions with Respect to the Trust....   10-1
     SECTION 10.03     Maintenance of Office or Agency..........................................................   10-1
     SECTION 10.04     Termination..............................................................................   10-1
     SECTION 10.05     Acts of Certificateholders and Class C Certificateholder.................................   10-3
     SECTION 10.06     Calculations.............................................................................   10-3
     SECTION 10.07     Assignment or Delegation by Depositors...................................................   10-3
     SECTION 10.08     Amendment................................................................................   10-4
     SECTION 10.09     Notices..................................................................................   10-5
     SECTION 10.10     Merger and Integration...................................................................   10-6
     SECTION 10.11     Headings.................................................................................   10-6
     SECTION 10.12     Governing Law............................................................................   10-6
     SECTION 10.13     No Petition..............................................................................   10-7

Exhibit A   --   Form of Class B-2 Certificate
Exhibit B   --   Form of Class C Certificate
Exhibit C   --   REO
Exhibit D   --   List of Reserve Account Loans
Exhibit E   --   Form of Trustee's Acknowledgment
Exhibit F   --   Form of Monthly Report and Officer's Certificate
Exhibit G   --   Form of Representation Letter
Exhibit H   --   Form of Request for Release of Reserve Account Loan Files

     AGREEMENT, dated as of May 1, 2001, among Conseco HE/HI 2001-B-2, Inc., a corporation organized and existing under the laws of the State of Minnesota, as Depositor (the "Depositor"), Conseco Finance Corp., a corporation organized and existing under the laws of the State of Delaware, as the Originator of certain Reserve Account Loans (as defined herein) ("the Originator") and as initial Servicer (the "Servicer"), and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Trustee (the "Trustee") of Conseco Finance Trust HE/HI 2001-B-2 (the "Trust").

     WHEREAS, the Depositor intends to sell certificates that will evidence the entire beneficial ownership interest in the Class B-2 Underlying Certificate (as defined herein),

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS
                                  -----------

     SECTION 1.01 General. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, and Section references refer to Sections of this Agreement. Unless otherwise expressly defined herein, capitalized terms defined in the Pooling and Servicing Agreement (defined below) shall have the same meanings in this Agreement.

     SECTION 1.02  Specific Terms.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Trust Agreement, as it may be amended from time to time, including the Exhibits hereto.

     "Applicants" has the meaning assigned in Section 4.06.

     "Authenticating Agent" means any authenticating agent appointed to Section 4.07.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in the city in which the Person taking action hereunder is authorized or obligated by law, executive order, or governmental decree to be closed.

     "Certificate" means any of the Class B-2 Certificates. The term "Certificates" does not include the Class C Certificate.

     "Certificate Account" means a separate trust account created and maintained pursuant to Section 5.02 in the name of the Trust in an Eligible Institution.

     "Certificateholder" or "Holder" means the person in whose name a Certificate or Class C Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate or Class C Certificate registered in the name of the Originator or the Depositor or any Affiliate shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any

                                      1-1
such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only a Certificate or Class C Certificate which the Trustee knows to be so owned shall be so disregarded.

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate or, if Definitive Certificates have been issued, Certificateholders.

     "Certificate Principal Balance" means, as of any time of determination, $7,718,000 less any amounts actually distributed on the Class B-2 Certificates in respect of principal on all prior Payment Dates.

     "Certificate Register" means the register maintained pursuant to Section 4.02.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 4.02.

     "CFSC" means Conseco Finance Securitizations Corp., a Minnesota corporation.

     "Class" means the Class B-2 Certificates.

     "Class B-2 Certificate" means any one of the certificates designated on the face thereof as a Class B-2 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and evidencing an interest designated as a "regular interest" for purposes of the REMIC provisions.

     "Class B-2 Interest Shortfall" means, for any Payment Date, the excess, if any, of (a) the amount described in Section 5.03(b)(2)(i) over (b) the amount distributed to the Certificateholders on such Payment Date pursuant to that Section.

     "Class B-2 Pass-Through Rate" means a per annum rate equal to the Pass-Through Rate of the Class B-2 Underlying Certificate, which equals the least of
(i) 9.851%, (ii) the Group I Adjusted Weighted Average Loan Rate and (iii) the Group II Weighted Average Loan Rate.

     "Class B-2 Principal Balance" means the Certificate Principal Balance.

     "Class B-2 Shortfall" means, for any Payment Date, the amount, if any, by which (a) the Formula Distribution Amount for the Class B-2 Certificates exceeds
(b) the amount available for distribution on such Payment Date under Section 5.03(b).

     "Class B-2 Underlying Certificate" means the Class B-2 Certificates issued under the Pooling and Servicing Agreement.

     "Class C Certificateholder" means the person in whose name the Class C Certificate is registered on the Certificate Register.

     "Class C Certificate" means a Certificate issued by Conseco Finance Trust HE/HI 2001-B-2, bearing the designation Class C, executed and delivered by the Trustee substantially in the

                                      1-2
form of Exhibit B, and evidencing an interest designated as a "residual interest" for purposes of the REMIC Provisions.

     "Class C Distribution Amount" means, for any Payment Date, the amount, if any, available for distribution to the Class C Certificateholder pursuant to
Section 5.03(b)(4).

     "Closing Date" means May 31, 2001.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Security" has the meaning assigned in Section 5.05(c)(ii).

     "Contribution Agreement" means the Contribution Agreement dated as of May 1, 2001 between Conseco Finance Corp. and the Depositor.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at 180 East Fifth Street, Second Floor, St. Paul, Minnesota 55101.

     "Counsel for the Depositor" means Briggs and Morgan, Professional Association, or other legal counsel for the Depositor.

     "Counsel for the Originator" means Briggs and Morgan, Professional Association, or other legal counsel for the Originator.

     "Custodian" means at any time an Eligible Institution, or a financial institution organized under the laws of the United States or any State, which is not an Affiliate of the Originator or the Depositor, which is subject to supervision and examination by Federal or State authorities and whose commercial paper or unsecured long-term debt (or, in the case of a member of a bank holding company system, the commercial paper or unsecured long-term debt of such bank holding company) has been rated A-1+ by S&P, F-1+ by Fitch and P-1 by Moody's in the case of commercial paper, or BBB+ or higher by each of S&P and Fitch and Baa1 or higher by Moody's in the case of unsecured long-term debt, as is acting at such time as Custodian of the Loan Files pursuant to Section 2.05.

     "Cut-Off Date" means, with respect to the Reserve Account Loans, April 30, 2001.

     "Definitive Certificates" has the meaning assigned in Section 4.02(e).

     "Depositor" means Conseco HE/HI 2001-B-2, Inc., a Minnesota corporation.

     "Depository" means the initial Depository, the Depository Trust Company, the nominee of which is Cede & Co., and any successor Depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

                                      1-3

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Distribution Amount" means, for any Payment Date and (a) the Class B-2 Underlying Certificate, the amount paid to the Trustee on such Payment Date as the Holder of the Class B-2 Underlying Certificate under Section 8.04(d) of the Pooling and Servicing Agreement, (b) the Certificates, the amount paid to the Class B-2 Certificateholders on such Payment Date under Section 5.03(b)(2) of this Agreement, and (c) the Class C Certificate, the amount paid to the Class C Certificateholder on such Payment Date under Section 5.03(b)(5).

     "Electronic Ledger" means the electronic master record of promissory notes of the Depositor.

     "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or
(iv) an account that will not cause any of the Rating Agencies to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by each of the Rating Agencies.

     "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the FDIC which is subject to supervision and examination by Federal or State authorities and whose short-term deposits have been rated P-1 by Moody's (if rated by Moody's) and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by both Moody's (if rated by Moody's) and Fitch (if rated by Fitch).

     "Eligible Investment" means any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution

                                      1-4
     or trust company are rated at least F-1+ by Fitch (if rated by Fitch) and P-1 by Moody's (if rated by Moody's) and (B) any other demand or time deposit or certificate of deposit which is fully insured by the FDIC;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have a rating of AAA by each of the Rating Agencies, and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which at the time of such investment has a credit rating of at least AA from each of the Rating Agencies that has rated the corporation; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account;

          (vi) commercial paper having a rating of at least F-1+ from Fitch (if rated by Fitch) and at least P-1 from Moody's (if rated by Moody's) at the time of such investment;

          (vii)  money market funds rated at least Aa2 by Moody's; and

          (viii) other obligations or securities that are acceptable to each of the Rating Agencies as an Eligible Investment hereunder and will not reduce the rating assigned to the Certificates by each of the Rating Agencies below the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by each of the Rating Agencies, as evidenced in writing;

provided that, with respect to Eligible Investments in the Certificate Account, any such investment must constitute a "cash flow investment" within the meaning of the REMIC Provisions.

     "Event of Termination" has the meaning assigned in Section 7.01 of the Pooling and Servicing Agreement.

     "FDIC" means the Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

     "Federal Bankruptcy Code" means 11 U.S.C. Section 101 et seq.

     "Final Payment Date" has the meaning given in Section 10.04(a).

                                      1-5

     "Fitch" means Fitch, Inc., or any successor thereto; provided that, if Fitch no longer has a rating outstanding on the Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating the Certificates (or, if more than one such NRSRO is then rating the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Formula Distribution Amount" means, for any Payment Date, the sum of the amounts described in clauses (i) and (ii) of Section 5.03(b)(2).

     "Independent" means, when used with respect to any specified Person, any Person who (i) is in fact independent of the Depositor, the Servicer and the Originator, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Servicer, the Originator or an Affiliate of the Depositor, the Originator or the Servicer, and (iii) is not connected with the Depositor, the Originator or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any Reserve Account Loan, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, insurance, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the liquidation of Reserve Account Loans, whether through repossession, foreclosure sale or otherwise.

     "List of Loans" means the list of Reserve Account Loans attached hereto as Exhibit D.

     "Loan File" means, as to each Reserve Account Loan, (a) the original promissory note (or executed lost note affidavit, together with a copy of the note) duly endorsed in blank or in the name of the Trustee for the benefit of the Certificateholders, (b) the original or a copy of the mortgage, deed of trust or security deed or similar evidence of a lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if available, (c) if such Reserve Account Loan was originated by a lender or contractor other than the Originator, the original or a copy of an assignment of the mortgage, deed of trust or security deed by such lender or contractor to the Depositor, (d) an assignment of the mortgage, deed of trust or security deed in recordable form to the Trustee or in blank, and (e) any extension, modification or waiver agreements.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto; provided that, if Moody's no longer has a rating outstanding on the Certificates, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating the Certificates (or, if more than one such NRSRO is then rating the Certificates, to such NRSRO as may be designated by the

                                      1-6

Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Net REO Proceeds" has the meaning given in Section 5.07(a).

     "NRSRO" means nationally recognized statistical rating organization.

     "Obligor" means the person who owes payments under a Reserve Account Loan.

     "Officer's Certificate" means a certificate signed by any Responsible Officer of any Person delivering such certificate and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Originator, the Depositor or the Servicer, as applicable, acceptable to the Trustee, the Originator and the Depositor.

     "Original Principal Balance" means $7,718,000.

     "Originator Payment Obligation" means the obligation of the Originator to deposit Net REO Proceeds in the Reserve Account as described in Section 5.07(a).

     "Paying Agent" means the Paying Agent specified in Section 5.04(c) hereof.

     "Payment Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in June 2001.

     "Percentage Interest" means, as to any Certificate or the Class C Certificate, the percentage interest evidenced thereby in distributions made on the Certificates and Class C Certificate, respectively, such percentage interest being equal to: (i) as to any Certificate, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the Original Principal Balance, and (ii) as to the Class C Certificate, the percentage specified on the face of such Certificate. The aggregate Percentage Interests for the Certificates and the Class C Certificate shall equal 100%, respectively.

     "Permitted Transferee" means, in the case of a transfer of a Class B-2 Certificate or the Class C Certificate, a Person that is not a Plan or a Disqualified Organization, except as permitted by Sections 4.02(b)(2) and (3), respectively.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" has the meaning assigned in Section 4.02(b)(2).

     "Pooling And Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 1, 2001, by and among Conseco Finance Corp., as the Originator and Servicer, CFSC,

                                      1-7
as Seller, and U.S. Bank Trust National Association, as Trustee, with respect to the Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B.

     "Purchase Agreement" means the Purchase Agreement dated May 23, 2001, among the Originator, the Depositor, CFSC and the Purchaser, relating to the purchase and sale of the Certificates.

     "Purchaser" means Deutsche Banc Alex. Brown Inc.

     "Rating Agencies" means, collectively, Moody's and Fitch.

     "Record Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

     "Related Documents" means the Pooling and Servicing Agreement and the Contribution Agreement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

     "REMIC Provisions" means the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and any temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO" has the meaning given in Section 5.07(a).

     "Reserve Account" means the segregated trust account established under
Section 5.05(a).

     "Reserve Account Collateral" has the meaning given in Section 5.05(c).

     "Reserve Account Loan" means each of the home equity loans and home improvement loans identified on Exhibit D hereto, including without limitation all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto.

     "Reserve Account Required Amount" means, for any Payment Date (after giving effect to distributions under Section 5.03(b) on such Payment Date), the lesser of $4,116,000 and the Certificate Principal Balance.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

                                      1-8

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     "Servicer" means the Originator until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII of the Pooling and Servicing Agreement and Section 8.11 of this Agreement.

     "Service Transfer" has the meaning assigned in Section 8.11(a).

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Reserve Account Loans whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

     "Tax Return" means the federal income tax return to be filed on behalf of the Trust together with any and all other information reports or returns that may be required to be furnished to the Holders of the Certificates or filed with the Internal Revenue Service as any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

     "Terms Agreement" means the Terms Agreement dated as of May 23, 2001, among the Originator, the Depositor and the Purchaser, relating to the Purchase Agreement and the purchase and sale of the Certificates.

     "Transfer Agreement" means the Transfer Agreement dated as of May 1, 2001 between Conseco Finance Corp. as seller, and the Depositor as purchaser, of the Class B-2 Underlying Certificate.

     "Trust" means the trust created under this Agreement and known as Conseco Finance Trust HE/HI 2001-B-2.

     "Trust Property" means the property and proceeds of every description conveyed pursuant to Section 2.01, the Originator Payment Obligation, the Reserve Account and the Certificate Account, including all Eligible Investments therein and all proceeds thereof, and the Reserve Account Collateral to the extent of the Trustee's interest therein pursuant to Section 5.05.

     "Trustee" means U.S. Bank Trust National Association.

     "Unpaid Class B-2 Interest Shortfall" means, for any Payment Date, the amount, if any, of the Class B-2 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class B-2 Pass-Through Rate.

                                      1-9

                                  ARTICLE II.
                   ESTABLISHMENT OF TRUST; TRANSFER OF LOANS
                   -----------------------------------------

     SECTION 2.01  Closing.

     a. There is hereby created, by the Depositor as settlor, a separate trust which shall be known as Conseco Finance Trust HE/HI 2001-B-2. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders.

     b. The Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust all the right, title and interest of the Depositor in and to the Class B-2 Underlying Certificate, all payments in respect of the Class B-2 Underlying Certificate, and all funds or assets as are from time to time deposited in the Certificate Account.

     c. The conveyance pursuant to Section 2.01(b) is intended by the Depositor to be a sale of such assets for all purposes, including, without limitation, the Federal Bankruptcy Code, to the end that all such assets will hereafter cease to be the property of the Depositor and would not be includable in the estate of the Depositor or the Originator for purposes of Section 541 of the Federal Bankruptcy Code. If such conveyance is deemed to be a loan, the parties intend that the rights and obligations of the parties to such property shall be established pursuant to the terms of this Agreement and that the Depositor shall be deemed to have granted to the Trustee, and the Depositor does hereby grant to the Trustee, a perfected first-priority security interest in the Trust Property and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificate or Class C Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     SECTION 2.02 Conditions to the Closing. On or before the Closing Date, the Depositor shall deliver or cause to be delivered the following documents to the
Trustee:

     a.  The Class B-2 Underlying Certificate, endorsed to the Trustee.

     b. Opinions of Counsel for the Originator and the Depositor in form satisfactory to the Trustee, the Purchaser and the Rating Agencies.

     c. With respect to each of the Depositor and the Originator, respectively, copies of its articles or certificate of incorporation, bylaws and resolutions of its board of directors approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by its secretary or assistant secretary.

     d. Officially certified recent evidence of good standing of the Originator under the laws of the State of Minnesota and the State of Delaware and of the Depositor under the laws of the State of Minnesota.

     e.  An Officer's Certificate listing the Servicer's Servicing Officers.



                                      2-1

     f. Evidence of continued coverage of the Servicer under the Errors and Omissions Protection Policy.

     g. Evidence of deposit in the Reserve Account of all funds received with respect to the Reserve Account Loans from the Cut-off Date to the Closing Date, other than principal due on or before the Cut-off Date, together with an Officer's Certificate to the effect that such amount is correct.

     h. The Loan Files for the Reserve Account Loans and an Officer's Certificate confirming that the Depositor has reviewed the original of each Reserve Account Loan and each related Loan File, that each such Reserve Account Loan and Loan File conforms in all material respects with the List of Loans and that each such Loan File is complete in accordance with the definition thereof and has been delivered to the Trustee (or its custodian).

     i.  Evidence of the deposit of $625,000 in the Reserve Account.

     j. A UCC-1 Financing Statement covering the Reserve Account Collateral identifying the Depositor as debtor and the Trustee as secured party.

     k.  A copy of the executed Contribution Agreement.

     l. Letters from each of the Rating Agencies evidencing ratings for the Certificates as required by the offering circular relating to the Certificates.

     m.  An executed copy of the Transfer Agreement.

     n. A letter acceptable to the Purchaser from PricewaterhouseCoopers LLP or another nationally recognized accounting firm, stating that such firm has reviewed the Reserve Account Loans on a statistical sampling basis and setting forth the results of such review.

     SECTION 2.03  Acceptance by Trustee.

     a. On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Trustee shall deliver a certificate to the Depositor substantially in the form of Exhibit E hereto (an "Acknowledgment") acknowledging conveyance of the Trust Property to the Trustee and the Trustee shall promptly cause the registration in its name of the Class B-2 Underlying Certificate in accordance with Section 9.02 of the Pooling and Servicing Agreement. In consideration of the assignment of the Trust Property to it, the Trustee has issued on the Closing Date, to or upon the order of the Depositor, the Certificates and the Class C Certificate representing, in the aggregate, ownership of the entire beneficial interest in the assets of the Trust comprising the REMIC.

     b. The Trustee or a Custodian shall review each Loan File, as described in Exhibit E, within 60 days of the Closing Date or later receipt by it of the Loan File. If, in its review of the Loan Files, the Trustee or a Custodian discovers a breach of the representations or warranties set forth in Section 3.05, the Trustee or Custodian, as the case may be, shall notify the Originator and the Originator shall cure such breach or repurchase such Reserve Account Loan pursuant to Section 4.2 of the Contribution Agreement.


                                      2-2

     SECTION 2.04  REMIC Provisions.

     a. The Servicer and the Class C Certificateholder, by acceptance thereof, each agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide an election for the Trust, excluding the Reserve Account and the Originator Payment Obligation, to be treated as a REMIC under the Code for such taxable year and all subsequent taxable years, and the Trustee shall sign such return. In furtherance of the foregoing, the Trustee (at the direction of the Depositor or the Servicer), the Depositor and the Servicer shall take, or refrain from taking, all such action as is necessary to maintain the status of the Trust as a REMIC under the REMIC Provisions of the Code, including, but not limited to, the taking of such action as is necessary to cure any inadvertent termination of REMIC status. For purposes of the REMIC election, (i) the Certificates shall be designated as the "regular interests" in the REMIC and
(ii) the Class C Certificate shall be designated as the sole class of "residual interests" in the REMIC. The Trustee shall not permit the creation of any "interests" in the REMIC (within the meaning of Section 860G of the Code) other than the interests represented by the Certificates and the Class C Certificate.

     b. The Certificates are being issued in one class. The following terms of the Certificates are irrevocably established as of the Closing Date:

                                                                   Original
                                                                  Principal
      Class              Pass-Through Rate Per Annum               Balance
  ------------     ----------------------------------------      -----------
  Class B-2        The Pass-Through Rate on the Class B-2         $7,718,000
                   Underlying Certificate, which equals the
                   least of the Group I Adjusted Weighted
                   Average Loan Rate, the Group II Weighted
                   Average Loan Rate, and 9.851%.

     The Class C Certificate is being issued in a single Class and is hereby designated by the Depositor as constituting the sole class of "residual interests" in the REMIC for purposes of Section 860G(a)(2) of the Code.

     c. The Closing Date, which is the day on which the Trust will issue all of its regular and residual interests, is hereby designated as the "startup day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

     d. After the Closing Date, neither the Trustee, the Originator, the Depositor nor any Servicer shall (i) accept any contribution of assets to the Trust, (ii) dispose of any portion of the Trust, (iii) engage in any transaction that would result in the imposition of any tax on "prohibited transactions," as defined in Section 860F(a)(1) of the Code, (iv) accept any contribution after the Closing Date that is subject to the tax imposed by Section 860G(d) of the Code or (v) engage in any activity or enter into any agreement that would result in the receipt by the Trust of any "net income from foreclosure property" as defined in Section 860G(c)(2) of the Code, unless, prior to any such action set forth in clauses (i), (ii), (iii), (iv) or (v), the Trustee


                                      2-3
shall have received an unqualified Opinion of Counsel, which opinion shall not be an expense of the Trust, stating that such action will not, directly or indirectly, (A) adversely affect the status of the REMIC as a REMIC or the status of the Certificates and Class C Certificate as "regular interests" and the sole class of "residual interests," respectively, in the REMIC, in each case for federal income tax purposes, (B) affect the distributions payable hereunder to the Certificateholders or (C) result in the imposition of any lien, charge or encumbrance upon the Trust.

     SECTION 2.05 Transfer of Reserve Account Loan On or prior to the Closing Date, the Originator shall deliver the Loan Files to the Trustee. The Trustee shall maintain the Loan Files at its office or with a duly appointed Custodian, who shall act as the agent of the Trustee on behalf of the Certificateholders. The Trustee may release a Loan File to the Servicer pursuant to Section 8.07. The Originator has filed a form UCC-1 financing statement regarding the sale of the Reserve Account Loans to the Seller, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect the security interest granted pursuant to Section 2.01. The Originator shall take any other actions necessary to maintain the perfection of such security interest.


                                      2-4

                                 ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
        OF THE DEPOSITOR, THE SERVICER, THE ORIGINATOR AND THE TRUSTEE
        --------------------------------------------------------------

     SECTION 3.01 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee and the Holders that as of the Closing Date:

     a. Organization and Good Standing. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Depositor.

     b. Authorization; Binding Obligations. The Depositor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Consent Required. The Depositor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     d. No Violations. The execution, delivery and performance of this Agreement by the Depositor will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor may be bound.

     e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement, which, if adversely determined, would in the opinion of the Depositor have a material adverse effect on the transactions contemplated by this Agreement.

     SECTION 3.02 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Trustee and the Holders that as of the Closing Date:

     a. Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and


                                      3-1
has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer.

     b. Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement .

     d. No Violations. The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

     e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, which, if adversely determined, would in the opinion of the Servicer have a material adverse effect on the transactions contemplated by this Agreement.

     SECTION 3.03 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Holders, the Originator, the Depositor and the Servicer that as of the Closing Date:

     a. Organization and Good Standing. It is a banking corporation duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to execute, deliver and perform its obligations under this Agreement.

     b. Authorization; Binding Obligations. It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trust is a party, and this Agreement and each Related Document will be executed and


                                      3-2
delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Trustee enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Violations. Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Minnesota law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Trustee individually which are unrelated to this Agreement or the Related Documents.

     SECTION 3.04 Negative Covenants of the Trust. Except as otherwise expressly permitted by this Agreement, the Trust shall not:

     a. sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

     b.  dissolve or liquidate in whole or in part;

     c. engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

     d. incur, create or assume any indebtedness for borrowed money other than the Certificates;

     e. voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

     f.  merge, convert or consolidate with any other Person.

     SECTION 3.05 Representations and Warranties of the Originator. The Originator hereby represents and warrants to the Trustee and the Holders that as of the Closing Date the representations in Schedule 3.1 of the Contribution Agreement, pertaining to the Reserve Account Loans, are true. The repurchase obligations of the Originator set forth in Section 4.2(a) of the Contribution Agreement are the sole remedies available to the Trust or the Certificateholders for a breach of this representation.

     SECTION 3.06 Covenants of Depositor. The Depositor covenants and agrees as follows:

     a. Maintenance of Depositor Assets. The Depositor shall not issue any dividends, redeem any outstanding capital stock, grant any liens on its assets (other than pursuant to this Agreement or similar agreements) or in any way deplete corporate assets if, as a result of such


                                      3-3
issuance, redemption or depletion, the total net assets of the Depositor are less than the sum of (a) the Reserve Account Required Amount and (b) the Depositor's obligations under other agreements similar to this Agreement, plus any income taxes then payable by the Depositor and the Depositor's foreseeable administrative and operating expenses for the next year.

     b. Limitation of Certain Actions. The Depositor will not, without the unanimous agreement of its Board of Directors and the written consent of the Trustee, take any of the following actions:

               (i) Except as permitted by its Articles of Incorporation, engage in any business, pledge assets for the benefit of any other Person, make any loans or advances to any Person, guarantee or become obligated for the debts of any other Person, or hold out its credit as being available to satisfy the obligations of others;

               (ii)   voluntarily dissolve or liquidate;

               (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of any order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Depositor or for any substantial part of its property, or make any general assignment for the benefit of its creditors, or admit in writing its inability to pay its debts as they become due, or take any corporate action in furtherance of the foregoing;

               (iv)   consolidate or merge with or into any other Person;

               (v) delete or amend Articles 3, 5, 6 or 8 of its Articles of Incorporation;

               (vi)   commingle assets with those of any other Person; or

               (vii) acquire obligations or securities of the Originator or any other shareholder of the Depositor except as contemplated by this Agreement.

     c. Required Actions. The Depositor shall (unless excused by unanimous agreement of its Board of Directors and the written consent of the Trustee) take the following actions:

               (i) maintain books, records, accounts and financial statements separate from any other Person;

               (ii) conduct its own business in its own name, pay its own liabilities out of its own funds (including paying the salaries of its own employees) and maintain adequate capital in light of its contemplated business operations;

               (iii) hold appropriate meetings of its Board of Directors to authorize its corporate actions, keep minutes of its meetings, and observe all corporate formalities required by state and federal statutes; and


                                      3-4

               (iv) hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity.

     d. Other Transactions. If the Depositor provides any partial guaranty or other form of credit enhancement with respect to any pool of loans or securities other than pursuant to this Agreement, the Depositor must obtain written confirmation, from each of Fitch and Moody's, that providing such other credit enhancement will not cause a reduction or withdrawal of such Person's ratings of the Class B-2 Certificates.

     e. Notices to Rating Agencies. The Depositor shall provide prompt written notice to each of Fitch and Moody's of any amendment to the Depositor's Articles of Incorporation.

     f. Merger or Consolidation of the Depositor. The Depositor shall keep in full effect its existence, rights and franchises as a corporation and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement. Any person into which the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor shall be a party, or any Person succeeding to all or substantially all of the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


                                      3-5

                                  ARTICLE IV.
                 THE CERTIFICATES AND THE CLASS C CERTIFICATE
                 --------------------------------------------

     SECTION 4.01 The Certificates and the Class C Certificate. The Class B-2 Certificates and the Class C Certificate shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Originator. The Class B-2 Certificates shall be evidenced by one or more Class B-2 Certificates evidencing $7,718,000 in Certificate Principal Balance, beneficial ownership of the Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral multiples of $1.00 in excess thereof. The Class C Certificate shall be evidenced by a single Class C Certificate issued on the Closing Date to Green Tree Finance Corp.-Two and shall represent 100% of the Percentage Interest of the Class C Certificate.

     The Certificates and the Class C Certificate shall be executed by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates or the Class C Certificate bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificate or Class C Certificate, or did not hold such offices at the date of such Certificates or Class C Certificate. No Certificate or Class C Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate or Class C Certificate has been executed by manual signature in accordance with this Section, and such signature upon any Certificate or Class C Certificate shall be conclusive evidence, and the only evidence, that such Certificates or Class C Certificate has been duly executed and delivered hereunder. All Certificates and the Class C Certificate shall be dated the date of their execution, except for those Certificates and the Class C Certificate executed on the Closing Date, which shall be dated the Closing Date.

     SECTION 4.02 Registration of Transfer and Exchange of Certificates and the Class C Certificate.

     a. The Trustee shall keep at the office or agency to be maintained in accordance with Section 10.03 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and the Class C Certificate and of transfers and exchanges of Certificates and the Class C Certificate as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and the Class C Certificate and transfers and exchanges of Certificates and the Class C Certificate as provided herein. The Trustee will give prompt written notice to Certificateholders, the Class C Certificateholder and the Servicer of any change in the Certificate Registrar.

     b. (1) Subject to clauses (2) and (3) below, no transfer of a Class B-2 Certificate or a Class C Certificate shall be made by the Depositor or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws or is made in accordance with the Act and laws. In the event that any such transfer is to be made, (A) the Originator may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Originator that

                                      4-1
such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Originator, and (B) the Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit G attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor or the Originator. The Class B-2 Certificateholder or Class C Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (2) No transfer of a Class B-2 or Class C Certificate or any interest therein shall be made to any employee benefit plan that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan"), unless the Plan, at its expense, delivers to the Originator and the Trustee, an Opinion of Counsel in form satisfactory to the Originator and the Trustee that the purchase and holding of such Class B-2 Certificate or Class C Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in this Agreement. Unless such opinion is delivered and in the case of Definitive Certificates, each person acquiring such a Certificate or Class C Certificate will be deemed to represent to the Trustee, the Originator, the Depositor and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code, or
(ii) that the purchase and holding of the Certificate or Class C Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in this Agreement.

         (3) Notwithstanding anything to the contrary contained herein, (A) no Class C Certificate, nor any interest therein, shall be transferred, sold or otherwise disposed of to a "disqualified organization," within the meaning of
Section 860E(e)(5) of the Code (a "Disqualified Organization"), including, but not limited to, (i) the United States, a state or political subdivision thereof, a foreign government, an international organization or an agency or instrumentality of any of the foregoing, (ii) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from the taxes imposed by Chapter 1 of the Code and not subject to the tax imposed on unrelated business income by Section 511 of the Code, or (iii) a cooperative described in
Section 1381(a)(2)(C) of the Code, and (B) prior to any registration of any transfer, sale or other disposition of a Class C Certificate, the proposed transferee shall deliver to the Trustee, under penalties of perjury, an affidavit that such transferee is not a Disqualified Organization, with respect to which the Trustee shall have no actual knowledge that such affidavit is false, and the transferor and the proposed transferee shall each deliver to the Trustee an affidavit with respect to any other information reasonably required by the Trustee pursuant to the REMIC Provisions, including, without limitation, information regarding the transfer of noneconomic residual interests and transfers of any residual interest to or by a foreign person; provided, however, that, upon the delivery to the Trustee of an Opinion of Counsel, in form and substance satisfactory to the Trustee and rendered by Independent counsel,

                                      4-2
to the effect that the beneficial ownership of a Class C Certificate by any Disqualified Organization will not result in the imposition of federal income tax upon the Trust or any Certificateholder or Class C Certificateholder or any other person or otherwise adversely affect the status of the Trust as a REMIC, the foregoing prohibition on transfers, sales and other dispositions, as well as the foregoing requirement to deliver a certificate prior to any registration thereof, shall, with respect to such Disqualified Organization, terminate. Notwithstanding any transfer, sale or other disposition of a Class C Certificate, or any interest therein, to a Disqualified Organization or the registration thereof in the Certificate Register, such transfer, sale or other disposition and any registration thereof, unless accompanied by the Opinion of Counsel described in the preceding sentence, shall be deemed to be void and of no legal force or effect whatsoever and such Disqualified Organization shall be deemed not to be a Class C Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on a Class C Certificate, and shall be deemed to have no interest whatsoever in a Class C Certificate. Each Class C Certificateholder, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 4.02(b)(3).

         (4) Any transfer, sale or other disposition not in compliance with the provisions of this Section 4.02(b) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed not to be the Certificateholder or Class C Certificateholder, as applicable, for any purpose hereunder, including, but not limited to, the receipt of distributions on the Certificate or Class C Certificate, and shall be deemed to have no interest whatsoever in the Certificate or Class C Certificate.

         (5) The Trustee shall give notice to the Rating Agencies promptly following any transfer, sale or other disposition of a Class C Certificate.

     c. At the option of a Certificateholder, Certificates and the Class C Certificate may be exchanged for other Certificates or Class C Certificate of authorized denominations of a like aggregate original denomination, upon surrender of such Certificates or the Class C Certificate to be exchanged at the Corporate Trust Office. Whenever any Certificates or the Class C Certificate are so surrendered for exchange, the Trustee shall execute and deliver the Certificates or Class C Certificate which the Certificateholder making the exchange is entitled to receive. Every Certificate or Class C Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

     d. Except as provided in paragraph (e) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of such Certificates for purposes of exercising the rights of Holders under

                                      4-3
this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     e. If (x)(i) the Depositor or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository and (ii) the Trustee or the Originator is unable to locate a qualified successor or (y) the Originator at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     f. On or prior to the Closing Date, there shall be delivered to the Depository one Class B-2 Certificate in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Certificate Principal Balance. Each such Certificate registered in the name of the Depository's nominee shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

                                      4-4

     g. Each of the Certificates and the Class C Certificate shall be a "security" for purposes of Section 8-102(a)(15) of the Uniform Commercial Code and shall be governed by such Article 8 as in effect in the State of Minnesota from time to time.

     SECTION 4.03 No Charge; Disposition of Void Certificates or Class C Certificate. No service charge shall be made to a Certificateholder or Class C Certificateholder for any transfer or exchange of a Certificate or a Class C Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of a Certificate or a Class C Certificate. Each Certificate and Class C Certificate surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 4.04 Mutilated, Destroyed, Lost or Stolen Certificates or Class C Certificate. If (a) any mutilated Certificate or Class C Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate or Class C Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate or Class C Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or Class C Certificate, a new Certificate or Class C Certificate of like tenor and original denomination. Upon the issuance of any new Certificate or Class C Certificate under this Section 4.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate or Class C Certificate issued pursuant to this Section 4.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate or Class C Certificate shall be found at any time.

     SECTION 4.05 Persons Deemed Owners. Prior to due presentation of a Certificate or Class C Certificate for registration of transfer, the Servicer, the Originator, the Depositor, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate or Class C Certificate is registered as the owner of such Certificate or Class C Certificate for the purpose of receiving remittances pursuant to Section 5.03 and for all other purposes whatsoever, and none of the Servicer, the Originator, the Depositor, the Trustee, the Paying Agent, the Certificate Registrar or any agent of the Servicer, the Originator, the Depositor, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 4.06 Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates representing, in the aggregate, 25% or more of the Certificate Principal Balance apply in writing to the Trustee (hereinafter referred to as "Applicants"), and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the

                                      4-5

Certificates or the Class C Certificate and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate or a Class C Certificate, agrees with the Certificate Registrar and the Trustee that none of the Depositor, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 4.07 Authenticating Agents. The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates or the Class C Certificate. For all purposes of this Agreement, the execution and delivery of Certificates or the Class C Certificate by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates or the Class C Certificate "by the Trustee."

                                      4-6

                                  ARTICLE V.
                   ACCOUNTS; PAYMENTS TO CERTIFICATEHOLDERS;
                   -----------------------------------------
                         ORIGINATOR PAYMENT OBLIGATION
                         -----------------------------

     SECTION 5.01 Collection of Money. Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement or the Class B-2 Underlying Certificate. The Trustee shall hold all such money and property received by it as part of the Trust Property and shall apply it as provided in this Agreement.

     SECTION 5.02  Establishment of Certificate Account.

     a. On or before the Closing Date, the Servicer shall establish the Certificate Account on behalf of the Trust. The Certificate Account shall be an Eligible Account. The Certificate Account shall be identified as follows: "U.S. Bank Trust National Association, as Trustee under the Trust Agreement for Conseco Finance Trust HE/HI 2001-B-2, dated as of May 1, 2001."

     b. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Account and in all proceeds thereof. If, at any time, the Certificate Account ceases to be an Eligible Account, the Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Account.

     c. All amounts held in the Certificate Account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Trustee in Eligible Investments pursuant to the written instructions of the Servicer that mature not later than one Business Day prior to the Payment Date to which such amounts relate. Investments in Eligible Investments shall be made in the name of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Certificate Account shall be made in Eligible Investments held by a financial institution in accordance with the following requirements: (1) all Eligible Investments shall be held in an account with such financial institution in the name of the Trustee, and the agreement governing such account shall be governed by the laws of the State of Minnesota, (2) with respect to securities held in such account, such securities shall be (i) certificated securities (as such term is used in N.Y. U.C.C. (S) 8-102(4)(i)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either (A) in the possession of such institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. (S) 8-102(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution, (C) held in an account of such institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such institution, and (iii) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and such institution shall have sent the Trustee

                                      5-1
a confirmation thereof, and (3) with respect to repurchase obligations held in such account, such repurchase obligations shall be identified by such institution, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and the related securities shall be held in accordance with the requirements of clause (2) above. Once such funds are invested, such institution shall not change the investment of such funds. Funds in the Certificate Account not so invested must be insured to the extent permitted by law by the FDIC. Losses, if any, realized on amounts in the Certificate Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Certificate Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Certificate Account. The Servicer and the Trustee shall not be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Certificate Account. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this Section 5.02. All income and gain from such investments (net of investment losses) shall be added to the Certificate Account and distributed on each Payment Date pursuant to Section 5.03. Losses, if any, realized on amounts in the Certificate Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Certificate Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Certificate Account and otherwise available for distribution to Certificateholders pursuant to this Article V. The Depositor, the Servicer and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Certificate Account not so invested must be insured to the extent permitted by law by the FDIC. The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     SECTION 5.03  Withdrawals and Application of Funds in Certificate Account.

     a. The Trustee shall deposit in the Certificate Account the Distribution Amount for the Class B-2 Underlying Certificate as and when paid to the Trustee and any amount withdrawn from the Reserve Account pursuant to Section 5.06(a). The Trustee shall, from time to time as provided herein, make withdrawals from the amounts on deposit in the Certificate Account for the following purposes:

               (i) to make disbursements in accordance with Section 5.03(b) and Section 10.04;

               (ii) to withdraw amounts that have been deposited to the Certificate Account in error; and

               (iii) to reimburse the Servicer for amounts described in Sections
          6.06 and 7.06.

     b. From amounts on deposit in the Certificate Account on any Payment Date (after withdrawals pursuant to Section 5.03(a)), the Trustee shall, based on the information provided by the Servicer pursuant to Section 6.01 hereof and information furnished to the Trustee as holder of

                                      5-2
the Class B-2 Underlying Certificate, make distributions in the following order of priority on such Payment Date:

          1. To the Servicer, if other than the Originator or an Affiliate of the Originator, a servicing fee equal to that agreed upon pursuant to
     Section 8.12, but not in excess of 1/12 of 0.5% of the lesser of the Certificate Principal Balance and $4,116,000, and such other compensation as may be owing under Section 8.08;

          2.   To the Class B-2 Certificateholders on a pro rata basis,

               (i) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding June 15,
          2001) at the Class B-2 Pass-Through Rate on the Certificate Principal Balance plus the Unpaid Class B-2 Interest Shortfall, if any; and

               (ii) principal in an amount equal to the sum of (A) the Class B-2 Formula Principal Distribution Amount less the Class B-2 Holdback and (B) the Class B-2 Liquidation Loss Principal Amount (as each such term is defined in the Pooling and Servicing Agreement in respect to the Class B-2 Underlying Certificate), but in no event more than the Certificate Principal Balance; and

               (iii) additional principal in an amount equal to the excess, if any, of the amount available for distribution under this Section 5.03(b)(2) over amounts distributed pursuant to clauses (1), 2(i) and
          (2)(ii) of this Section 5.03(b), but in no event more than the Certificate Principal Balance;

          3. To the Servicer (if the Originator or an Affiliate of the Originator), a servicing fee equal to 1/12 of 0.5% of the lesser of the Certificate Principal Balance and $4,116,000 and, if the Servicer is not the Originator or an Affiliate of the Originator, to the Servicer such additional compensation as may be agreed upon pursuant to Section 8.12;

          4. To reimburse the Class C Certificateholder for expenses incurred by and reimbursable to it pursuant to Section 6.06; and

          5.   To the Class C Certificateholder.

     SECTION 5.04   Method of Payment.

     a. Subject to the terms of this Article V, each Holder of a Certificate or the Class C Certificate as of a Record Date shall be paid on the next succeeding Payment Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates of a Class with an aggregate Percentage Interest of at least 5% of such Class and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date), the sum equal to such Certificateholder's Percentage Interest of the Distribution Amount for its Class. Final payment of any Certificate or the Class C Certificate shall be made only upon presentation and surrender of such Certificate or Class C Certificate at the office or agency of the Paying Agent.

                                      5-3

     b. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates. Neither the Trustee, the Certificate Registrar, the Originator nor the Depositor shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Certificates as set forth in Exhibit A hereto, and the Class C Certificate as set forth in Exhibit B hereto.

     c. The Trustee shall either act as the paying agent or appoint an Eligible Institution to be the paying agent (in either such case, the "Paying Agent") to make the payments to the Certificateholders required hereunder. The Trustee's corporate trust operations department, with an office at 180 East Fifth Street, Third Floor, St. Paul, Minnesota 55101, Attention: Tamara Schultz-Fugh, shall initially act as Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates and the Class C Certificate.

     SECTION 5.05  Establishment, Investment and Pledge of Reserve Account.

     a. On or prior to the Closing Date, the Depositor shall establish for the benefit of the Holders of the Class B-2 Certificates a segregated trust account referred to in this Agreement as the "Reserve Account" bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Holders of the Class B-2 Certificates. The Reserve Account shall be an Eligible Account. It shall be under the sole dominion and control of the Trustee. Except as otherwise provided in this Agreement, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be maintained in the name of the Trustee and designated "U.S. Bank Trust National Association, as Trustee, on behalf of the Holders of the Class B-2 Certificates issued by Conseco Finance Trust HE/HI 2001-B-2 (Reserve Account, Conseco HE/HI 2001-B-2, Inc., Depositor)." Amounts shall be withdrawn from the Reserve Account only in accordance with the provisions of Section 5.06. No passbook, certificate of deposit or other similar instrument evidencing the Reserve Account shall be issued, and all contracts, receipts and other papers governing or evidencing the Reserve Account or any of the Eligible Investments of funds therein shall be delivered to the Trustee. The Trustee on behalf of the Class B-2 Certificates shall be the legal owner of the Reserve Account. The Depositor shall be the beneficial owner of the Reserve Account, subject to the power of the Trustee to release funds from the Reserve Account pursuant to the terms of this Agreement. All income or loss on funds held in the Reserve Account and in respect of the Reserve Account Loans and Collateral Security shall be taxable to the Depositor. The Reserve Account is a segregated trust account and is part

                                      5-4
of the Trust but not part of the REMIC. For federal income tax purposes, the Reserve Account shall be owned by the Depositor.

     b. The Trustee shall at the written direction of the Servicer invest the funds in the Reserve Account in Eligible Investments that mature on or before the Business Day prior to each Payment Date. Any investment of funds in the Reserve Account shall be made in Eligible Investments held by a financial institution in accordance with the following requirements: (1) all Eligible Investments shall be held in an account with such financial institution in the name of the Trustee, and the agreement governing such account shall be governed by the laws of the State of Minnesota, (2) with respect to securities held in such account, such securities shall be (i) certificated securities (as such term is used in N.Y. U.C.C. (S) 8-102(4)(i)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either (A) in the possession of such institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. (S) 8-102(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution, (C) held in an account of such institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such institution, and (iii) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and such institution shall have sent the Trustee a confirmation thereof, and (3) with respect to repurchase obligations held in such account, such repurchase obligations shall be identified by such institution, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and the related securities shall be held in accordance with the requirements of clause (2) above. Once such funds are invested, such institution shall not change the investment of such funds. Funds in the Reserve Account not so invested must be insured to the extent permitted by law by the FDIC. Losses, if any, realized on amounts in the Reserve Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Reserve Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Reserve Account. The Depositor and the Trustee shall not be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Reserve Account.

     c. To secure the payment on each Payment Date of any Class B-2 Shortfall on such Payment Date, subject to the limit of the amount available in the Reserve Account plus any subsequent deposits into the Reserve Account, the Depositor hereby pledges, assigns, hypothecates, transfers and delivers to the Trustee (for the benefit of the Class B-2 Certificateholders), and hereby grants the Trustee (for the benefit of the Class B-2 Certificateholders) a security interest in, all of the Depositor's right, title, interest and power, free and clear of any other interest, in, to and with respect to, the following (collectively, the "Reserve Account Collateral"):

               (i)  The Reserve Account Loans;


                                      5-5

               (ii) (A) all rights under any hazard, flood or other individual insurance policy on the real estate securing each Reserve Account Loan for the benefit of the owner of such Reserve Account Loan, (B) all rights the Originator may have against the originating lender or contractor with respect to each Reserve Account Loan originated by a lender or contractor other than the Originator, (C) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Reserve Account Loans, (D) all rights under any title insurance policies, if applicable, on any of the properties securing Reserve Account Loans, and (E) proceeds and products of the foregoing (the "Collateral Security");

               (iii) the Contribution Agreement;

               (iv) the Reserve Account, the amounts deposited therein, the investments thereof and all proceeds of the liquidation of any investment thereof; and

               (v)   all proceeds of the foregoing.

     d. The Depositor and the Trustee shall maintain at all times during the term of this Agreement, except as otherwise expressly provided in this Section 5.05(d), the lien on, or security interest in, the Reserve Account Collateral as a valid and perfected security interest of first priority under the Uniform Commercial Code (or other applicable law) as in effect from time to time. Amounts properly withdrawn by the Trustee and paid into the Certificate Account pursuant to Section 5.03(b) or properly withdrawn by the Trustee and paid to the Depositor pursuant to Section 5.03(b) shall be deemed released from the provisions of this Section 5.05 and the security interest established by this
Section 5.05, and the Depositor shall in no event be required to refund any such distributed amount.

     e. All payments on or in respect of the Reserve Account Loans or any other Reserve Account Collateral, and all income and gain realized from any investments of amounts in the Reserve Account as well as any interest earned on deposits in the Reserve Account, shall be deposited in the Reserve Account.

     f. On the Closing Date the Depositor has delivered to the Trustee for deposit in the Reserve Account $625,000 from the proceeds of the sale of the Certificates.

     SECTION 5.06 Withdrawals from Reserve Account. Withdrawals from the Reserve Account will be made only by the Trustee and only on the terms of this
Section 5.06.

     a. On each Payment Date the Trustee shall withdraw from the Reserve Account (to the extent of funds on deposit), and shall deposit in the Certificate Account, any amount by which the amount available for distribution under Section 5.03(b) is less than the sum of the Formula Distribution Amount for the Certificates and the servicing fees payable under Sections 5.03(b)(1) and (3).

     b. On each Payment Date after the Originator certifies to the Trustee, under Section 5.07(b), that all REO has been sold and aggregate Net REO Proceeds are less than $625,000, the

                                      5-6

Trustee shall withdraw from the Reserve Account and pay to the Depositor (to the extent of funds on deposit following any withdrawal under Section 5.06(a) on such Payment Date), the excess of $625,000 over aggregate Net REO Proceeds less amounts paid to the Depositor on prior Payment Dates under this Section 5.06(b); provided that if any Rating Agency has rated the Certificates Caaa, CCC+ or lower, or has withdrawn its rating on the Certificates, the aggregate amount paid to the Depositor under this Section shall not exceed $425,000.

     c. If on any Payment Date the amount in the Reserve Account exceeds the Reserve Account Required Amount following withdrawals under Sections 5.06(a) and 5.06(b) on such Payment Date, the Trustee shall withdraw the excess from the Reserve Account and pay it to the Depositor.

     d. Upon the payment in full of the Certificates, the Trustee will pay to the Depositor any amount remaining in the Reserve Account and will release from the lien of this Agreement, and deliver to the Depositor, all Reserve Account Loans, Collateral Security and Loan Files not previously released. On the first Payment Date on which (x) the amount in the Reserve Account exceeds the Reserve Account Required Amount following any withdrawal on that Payment Date under Sections 5.06(a) and 5.06(b), and (y) the Depositor has and will have no further entitlement to payment under Section 5.06(b), the Trustee shall release from the lien of this Agreement, and deliver to the Depositor, all Reserve Account Loans, Collateral Security and Loan Files.

     e. The Trustee may withdraw any amount deposited in the Reserve Account that was not required to be deposited therein and to make rebates or adjustments deemed necessary by the Servicer pursuant to Section 8.06(d).

     SECTION 5.07   Originator Payment Obligation.


     a. As additional credit enhancement for the Certificates, the Originator promises to pay to the Trustee for deposit in the Reserve Account the net cash proceeds ("Net REO Proceeds") from the sale of sixteen parcels of real estate described on Exhibit C (the "REO") to the extent aggregate Net REO Proceeds exceed $625,000; provided that the Originator shall have no obligation to deposit Net REO Proceeds in the Reserve Account once the amount on deposit in the Reserve Account (from whatever source) equals the Reserve Account Required Amount. The Depositor will remit such Net REO Proceeds to the Trustee promptly upon liquidation of the REO.

     b. The Originator will deliver to the Servicer (if other than the Originator) and the Trustee two Business Days in advance of each Payment Date a report detailing its progress in liquidating the REO and the related sale proceeds, liquidation expenses and Net REO Proceeds to date. Upon the sale of all REO, the Originator will certify to the Trustee that all REO has been sold, the aggregate Net REO Proceeds, and either (i) the amount, if any, by which $625,000 exceeds the Net REO Proceeds, to which amount the Depositor is entitled under Section 5.06(b) or (2) the amount by which Net REO Proceeds exceed $625,000, which amount the Originator has remitted to the Trustee (unless and to the extent the amount on deposit in the Reserve Account would exceed the Reserve Account Required Amount).

                                      5-7

                                  ARTICLE VI.
                            REPORTS AND TAX MATTERS


     SECTION 6.01   Accounting and Reports.

     a. On or before the second Business Day next preceding the Payment Date, the Servicer shall prepare and furnish to the Trustee the statements specified in Section 6.01(b).

     b. Concurrently with each distribution to Certificateholders the Trustee shall forward or cause to be forwarded by mail to each Certificateholder and the Originator (if the Originator is not the Servicer), a statement setting forth the following:

          1. the amount distributed to Class B-2 Certificateholders on such Payment Date that is allocable to interest and principal, respectively;

          2. the Certificate Principal Balance after giving effect to the distribution of principal on such Payment Date;

          3. any amount withdrawn from the Reserve Account and deposited in the Certificate Account or paid to the Depositor on such Payment Date and the amount on deposit in the Reserve Account after any such withdrawal;

          4. all information with respect to such Payment Date that is received by the Trust as owner of the Class B-2 Underlying Certificate;

          5. the amount distributed to the Class C Certificateholder on such Payment Date;

          6. the Scheduled Principal Balance of the Reserve Account Loans and the number of Reserve Account Loans that are Liquidated Loans, their aggregate unpaid principal balance and the Net Liquidation Loss on such Reserve Account Loans (such calculations to be done in a manner consistent with the reporting in respect of the Loans under the Pooling and Servicing Agreement as if the definitions of such terms applied to the Reserve Account Loans); and

          7.   information with respect to the REO described in Section 5.07(b).

     In the case of information furnished pursuant to clauses (1), (2) and (3) above, the amounts shall be expressed as a dollar amount per Certificate with a 1% Percentage Interest or per $1000 denomination of Certificate.

     Within 75 days after the end of each calendar year the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided or caused to be provided by the Trustee pursuant to the requirements of the Code as from time to time in force.

                                      6-1

     SECTION 6.02 Officer's Certificate. Each report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit F, certifying the accuracy of the report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03 Other Data. In addition, the Originator and (if different from the Originator) the Servicer shall, on request of the Trustee or any of the Rating Agencies, furnish the Trustee and/or any such Rating Agencies such underlying data as may be reasonably requested.

     SECTION 6.04 Annual Report of Accountants. Within four months after its fiscal year end, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to issue to the Trustee a report that such firm has examined selected documents, records and management's assertions relating to loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted attestation standards requires it to report.

     SECTION 6.05 Certificateholder Annual Statement. Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class B-2 Certificate a statement containing the applicable distribution information provided pursuant to Section 6.01 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class B-2 Certificate. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     SECTION 6.06 Payment of Taxes. The Servicer shall be responsible for and agrees to prepare, make and timely file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents. The Servicer, if and for so long as it is the Class C Certificateholder, shall be designated the "tax matters person" on behalf of the Trust in the same manner as a partnership may designate a "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code. To the extent permitted by the REMIC Provisions, any subsequent holder of the Class C Certificate, by acceptance thereof, irrevocably

                                      6-2
designates and appoints the Servicer as its agent to perform the responsibilities of the "tax matters person" on behalf of the Trust if, and during such time as, the Servicer is not the holder of the Class C Certificate. The Servicer may, at its expense if the Originator or a subsidiary or affiliate of the Originator is the Servicer, or subject to reimbursement under Section 5.03(a)(iii) and 8.08 if a successor Servicer, retain such outside assistance as it deems necessary in the performance of its obligations under this Section. The Servicer shall provide to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

     Each of the Holders of the Certificates or the Class C Certificate, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust. The Servicer, as tax matters person or as agent for the tax matters person, shall represent the Trust in connection with all examinations of the Trust's affairs by tax authorities, including resulting administrative and judicial proceedings. Each of the Holders of the Certificates and Class C Certificate, by acceptance thereof, agrees to cooperate with the Servicer in such matters and to do or refrain from doing any or all things reasonably required by the Servicer to conduct such proceedings, provided that no such action shall be required by the Servicer of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

     The Class C Certificateholder shall pay, on behalf of the Trust, any foreign, federal, state or local income, property, excise, sales, receipts or any other similar or related taxes or charges which may be imposed upon the assets of the Trust comprising a REMIC or otherwise and shall, to the extent provided in Section 5.03(b)(3), be entitled to be reimbursed out of the Certificate Account or, if such tax or charge results from a failure by the Trustee, the Originator or any Servicer to comply with the provisions of Section 2.04, or a failure by any Servicer to comply with the provisions of this Section 6.06, the Trustee, the Originator or such Servicer, as the case may be, shall indemnify the Class C Certificateholder for the payment of any such tax or charge. The Trustee shall be entitled to withhold from amounts otherwise distributable to the Class C Certificateholder any taxes or charges payable by the Class C Certificateholder hereunder.

     In the event a Class C Certificate is transferred to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code, pursuant to
Section 860D(a)(6)(B) of the Code the Originator shall provide to the Internal Revenue Service and the persons specified in Sections 860(E)(e)(5) and (6) of the Code all information necessary for the application of Section 860E(e) and any other applicable provision of the Code with respect to the transfer of the Class C Certificate to such disqualified organization including, without limitation, a computation showing the present value of the total anticipated excess inclusions with respect to such Class C Certificate for periods after the transfer as defined in the REMIC Provisions. In addition, to the extent required by the REMIC Provisions, the Originator shall, upon the written request of persons designated in Section 860E(e)(5) of the Code, furnish to such requesting party and the Internal Revenue Service information sufficient to compute the present value of anticipated excess inclusions within 60 days of the receipt of such written request.

                                      6-3

                                 ARTICLE VII.
                                  THE TRUSTEE
                                  -----------

     SECTION 7.01 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and any Related Document. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     Subject to Section 7.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

     a. Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement and the Related Documents, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and the Related Documents, no implied covenants or obligations shall be read into this Agreement or the Related Documents against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     b. The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     c. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders representing, in the aggregate, 25% or more of the Certificate Principal Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or any Related Document; and

     d. The Trustee shall not be charged with knowledge of any event constituting an Event of Termination, unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Certificateholders representing, in the aggregate, 25% or more of the Certificate Principal Balance.

                                      7-1

     None of the provisions contained in this Agreement or any Related Document shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Originator or the Servicer under this Agreement or any Related Document, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 7.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 7.01:

     a. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     b. The Trustee may consult with counsel and any opinion of any counsel for the Depositor, the Originator or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee hereunder in good faith and in accordance with such Opinion of Counsel;

     c. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Related Document, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     d. Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders representing, in the aggregate, 25% or more of the Certificate Principal Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The

                                      7-2
reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

     e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

     SECTION 7.03 Trustee Not Liable for Certificates, Class C Certificate or Loans. The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Certificates or in the Class C Certificate (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement or any Related Document, of the Certificates or of the Class C Certificate (other than its execution thereof) or of any Reserve Account Loan, Loan File or related document. The Trustee shall not be accountable for the use or application by the Servicer, the Depositor or the Originator of funds paid to the Depositor or the Originator, as applicable, in consideration of the conveyance of the Class B-2 Underlying Certificate or pledge of the Reserve Account Loans to the Trust by the Depositor or the Originator or deposited in or withdrawn from the Certificate Account by the Servicer.

     SECTION 7.04 Trustee May Own Certificates. The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

     SECTION 7.05 Rights of Certificateholders to Direct Trustee and to Waive Events of Termination. Holders of Certificates representing, in the aggregate, 25% or more of the Certificate Principal Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders. Holders of the Certificates representing, in the aggregate, 51% or more of the Certificate Principal Balance may on behalf of all Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 10.08(c) cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

                                      7-3

     SECTION 7.06 The Servicer to Pay Trustee's Fees and Expenses. The Servicer agrees:

     a. to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     b. except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     c. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The covenants in this Section 7.06 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement. If any entity other than the Originator or a subsidiary or affiliate of the Originator is the Servicer, the Servicer shall be reimbursed for any costs and expenses incurred by it in this Section 7.06 pursuant to Sections 5.03 and 8.08.

     SECTION 7.07 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 7.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee (or, if the Trustee is U.S. Bank Trust National Association, the parent company of U.S. Bank Trust National Association) shall at all times have (a) a long-term deposit rating from S&P of at least BBB or as shall be otherwise acceptable to S&P, (b) a long-term deposit rating from Fitch of at least BBB or as shall be otherwise acceptable to Fitch and (c) a long-term deposit rating from Moody's of at least Baa2 or as shall be otherwise acceptable to Moody's. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.08.

     SECTION 7.08 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the

                                      7-4

Servicer and the Originator. Upon receiving such notice of resignation, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Originator and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 7.07 and shall fail to resign after written request therefor by the Originator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Originator may remove the Trustee. If the Originator shall have removed the Trustee under the authority of the immediately preceding sentence, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 7.08 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 7.09.

     SECTION 7.09 Successor Trustee. Any successor Trustee appointed as provided in Section 7.08 shall execute, acknowledge and deliver to the Servicer, the Originator and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Reserve Account Loans and the Loan Files and any related documents and statements held by it hereunder; and, if the Reserve Account Loans are then held by a Custodian pursuant to a custodial agreement, the predecessor Trustee and the Custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Originator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
7.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 7.07.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 7.09, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to the Rating Agencies and to each Certificateholder and the Class C Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten

                                      7-5
after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 7.10 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 7.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Rating Agencies in the event it is a party to any merger, conversion or consolidation.

     SECTION 7.11 Tax Returns. Upon the Servicer's request, the Trustee will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Trust and the Trustee shall execute such returns.

     SECTION 7.12 Obligor Claims. In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Reserve Account Loans based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Reserve Account Loans, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. (S) 433) as amended from time to time:

     a. The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any home equity lender, in the arrangement, origination or making of Reserve Account Loans. The Trustee is the holder of a security interest in the Reserve Account Loans only as trustee on behalf of the Certificateholders and the Class C Certificateholder, and not as a principal or in any individual or personal capacity;

     b. The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders or the Class C Certificateholder for any offset defense amounts applied against Reserve Account Loan payments, pursuant to such legal actions;

     c. The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

     d. The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders and the Class C Certificateholder;

     e. The Trustee will cooperate with and assist Certificateholders and the Class C Certificateholder in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such

                                      7-6
legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

     f. The Depositor hereby agrees to indemnify, hold harmless and defend the Trustee, Certificateholders and the Class C Certificateholder from and against any and all liability, loss, costs and expenses of the Trustee, Certificateholders and the Class C Certificateholder resulting from any affirmative claims for recovery asserted or collected by Obligors under the Reserve Account Loans. Notwithstanding any other provision of this Agreement, the obligation of the Depositor under this Section 7.12(f) shall not terminate upon a Service Transfer.

     SECTION 7.13 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction having authority over the Trust, the Reserve Account Loans or other Trust Property or the Obligors, the Originator and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 7.13, such powers, duties, obligations, rights and trusts as the Originator and the Trustee may consider necessary or desirable. If the Originator shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.07 hereunder and no notice to Certificateholders or the Class C Certificateholder of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 7.09.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 7.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article VII. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                                      7-7

     Any co-trustee or separate trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 7.14 Trustee and U.S. Bancorp. In the event the Trustee ceases to be a direct, wholly owned subsidiary of U.S. Bancorp, the Trustee shall promptly notify the Rating Agencies.

                                      7-8

                                 ARTICLE VIII.
                                 THE SERVICER
                                 ------------

     SECTION 8.01 Responsibility for Reserve Account Loan Administration. Until the Trustee releases its security interest in the Reserve Account Loans, the Servicer will have the sole obligation to manage, administer, service and make collections on the Reserve Account Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Reserve Account Loans to the Obligor. Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of Conseco Finance Corp., for so long as such subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Conseco Finance Corp. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Section 8.11.

     The Servicer shall, with respect to each Reserve Account Loan which does not provide for a fixed interest rate over its life, make adjustments to the interest rate and the payments due on such Reserve Account Loan in compliance with applicable regulatory adjustable mortgage loan requirements and the terms of the Reserve Account Loan. The Servicer shall establish procedures to monitor the interest rate adjustment dates and the interest rate in order to assure that it correctly calculates any applicable interest rate change, and it will comply with those procedures. The Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Reserve Account Loans regarding such interest rate adjustments and payment adjustments.

     SECTION 8.02 Standard of Care. In managing, administering, servicing and making collections on the Reserve Account Loans pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar loans (including manufactured housing contracts) serviced by the Servicer; provided, however, that such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by prudent servicers of home improvement loans and home equity loans for prudent institutional investors.

     SECTION 8.03 Records. The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Reserve Account Loan.

     SECTION 8.04  Inspection.

     a. At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Reserve Account Loans, which have not previously been provided to the Trust, and will cause its personnel to assist in any examination of such records by the Trustee. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

                                      8-1

Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Reserve Account Loan and review the Electronic Ledger and records relating thereto for conformity to monthly reports prepared pursuant to Section 6.01 and compliance with the standards represented to exist as to each Reserve Account Loan in this Agreement.

     b. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Certificate Principal Balance and the Class C
Certificateholder shall have the rights of inspection afforded to the Trustee pursuant to this Section 8.04.

     SECTION 8.05 Deposits in Reserve Account. The Servicer shall pay into the Reserve Account, as promptly as practicable (but not later than the next Business Day) following receipt thereof, all amounts received with respect to the Reserve Account Loans, other than extension fees and assumption fees, which fees shall be retained by the Servicer as compensation for servicing the Reserve Account Loans, and other than Liquidation Expenses permitted by Section 8.08.

     SECTION 8.06  Enforcement.

     a. The Servicer shall, consistent with customary servicing procedures, act with respect to the Reserve Account Loans in such manner as will maximize the receipt of principal and interest on such Reserve Account Loans and liquidation proceeds.

     The Servicer shall exercise its discretion, consistent with customary servicing procedures and the terms of this Agreement, with respect to the enforcement of defaulted Reserve Account Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Reserve Account Loan to a third party, the modification of such Reserve Account Loan, or foreclosure upon the related real property and disposition thereof.

     b. In accordance with the standard of care specified in Section 8.02, the Servicer may, in its own name, if possible, or as agent for the Trust, commence proceedings for the foreclosure of any subject real estate, or may take such other steps that in the Servicer's reasonable judgment will maximize liquidation proceeds with respect to a Reserve Account Loan, including, for example, the sale of such Reserve Account Loan to a third party for foreclosure or enforcement and, in the case of any default on a related prior mortgage loan, the advancing of funds to correct such default and the advancing of funds to pay off a related prior mortgage loan, which advances are Liquidation Expenses that will be reimbursed to the Servicer out of related liquidation proceeds before the related liquidation proceeds are deposited in the Reserve Account.

     c. The Servicer may sue to enforce or collect upon Reserve Account Loans, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Reserve Account Loan, the act of commencement shall be deemed to be an automatic assignment of the Reserve Account Loan to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Reserve Account Loan on the ground that it is not a real party in interest or a holder

                                      8-2
entitled to enforce the Reserve Account Loan, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Reserve Account Loan, including bringing suit in its name, the Depositor's name, or the Certificateholders' names.

     d. The Servicer may grant to the Obligor on any Reserve Account Loan any rebate, refund or adjustment out of the Reserve Account that the Servicer in good faith believes is required because of the principal prepayment in full of the Reserve Account Loan. The Servicer will not permit any rescission or cancellation of any Reserve Account Loan.

     e. The Servicer shall enforce any due-on-sale clause in a Reserve Account Loan if such enforcement is called for under its then current servicing policies for obligations similar to the Reserve Account Loans, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Reserve Account Loan is permitted by the Servicer, upon conveyance of the related property the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.

     SECTION 8.07  Trustee to Cooperate.

     a. Upon payment in full on any Reserve Account Loan, the Servicer will notify the Trustee, the Depositor and Conseco Finance Corp. (if Conseco Finance Corp. is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Reserve Account pursuant to Section 8.05 have been so deposited and may be substantially in the form of Exhibit H hereto) and shall request delivery of the Reserve Account Loan and Loan File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Reserve Account Loan and Loan File to the Servicer. Upon receipt of such Reserve Account Loan and Loan File, each of Conseco Finance Corp. (if different from the Servicer) and the Servicer is authorized to execute an instrument in satisfaction of such Reserve Account Loan and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate any lien on the related real estate. The Servicer shall determine when a Reserve Account Loan has been paid in full; provided that, to the extent that insufficient payments are received on a Reserve Account Loan credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds, without any right of reimbursement therefor (except from additional amounts recovered from the related Obligor or otherwise in respect of such Reserve Account Loan), and deposited in the Reserve Account.

     b. From time to time as appropriate for servicing and foreclosing, the Trustee shall, upon written request of a Servicing Officer (which may be substantially in the form of Exhibit H hereto) and delivery to the Trustee of a receipt signed by such Servicing Officer, cause a Reserve Account Loan and the related Loan File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Reserve Account Loan to be released to the Servicer with a notation that the Reserve Account Loan has been assigned to the Trustee. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the

                                      8-3

Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Reserve Account Loans.

     c. The Servicer's receipt of a Reserve Account Loan and/or Loan File shall obligate the Servicer to return the original Reserve Account Loan and the related Loan File to the Trustee when its need by the Servicer has ceased unless the Reserve Account Loan has been paid in full as described in Section 8.07(a).

     SECTION 8.08 Costs and Expenses. All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including payment of all fees and expenses incurred in connection with the enforcement of Reserve Account Loans, foreclosure upon real estate securing Reserve Account Loans, all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Depositor or the Originator, and, while the Originator or a subsidiary or affiliate of the Originator is Servicer, payment of the Trustee's fees pursuant to Section 7.06 and fees and expenses of accountants, shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except as provided in this Section and Section 5.03 and except that the Servicer shall be reimbursed out of the liquidation proceeds of a liquidated loan for customary out-of-pocket Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the net liquidation proceeds on the related Reserve Account Loan. So long as the Servicer is not the Originator or a subsidiary or affiliate of the Originator, the Servicer shall be reimbursed for any third party costs incurred by it pursuant to Sections 6.06 or 7.06.

     If the Servicer fails to make a timely interest rate or monthly payment adjustment on a Reserve Account Loan which does not provide for a fixed interest rate over the life of the Reserve Account Loan, the Servicer shall use its own funds to satisfy any shortage in the Obligor's remittance so long as such shortage shall continue; any such amount paid by the Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Reserve Account Loan with respect to such adjustments.

     SECTION 8.09 Maintenance of Insurance. The Servicer shall at all times keep in force a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons who service a portfolio of home improvement loans and home equity loans having an aggregate principal amount of $10,000,000 or more, and which are generally regarded as servicers acceptable to institutional investors. The Servicer shall cause to be maintained with respect to the real property securing a Reserve Account Loan hazard insurance (excluding flood insurance coverage) if such Reserve Account Loan is secured by a first priority mortgage, deed of trust or security deed or the initial principal balance of such Reserve Account Loan exceeds $30,000.

     SECTION 8.10 Merger or Consolidation of Servicer. Any Person into which the Servicer may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party shall be the successor of the Servicer hereunder, provided such Person shall be an Eligible Servicer, without the execution or filing of any paper or any further act on the part of any of the

                                      8-4
parties hereto, anything herein to the contrary notwithstanding. The Servicer shall promptly notify each of the Rating Agencies in the event it is a party to any merger, conversion or consolidation.

     SECTION 8.11  Removal of Servicer; Resignation of Servicer.

     a. The removal or resignation of the Servicer pursuant to the Pooling and Servicing Agreement shall also constitute a removal or resignation of the Servicer hereunder (such removals or resignation herein called a "Service Transfer").

     b. The successor Servicer appointed pursuant to the Pooling and Servicing Agreement shall become the successor Servicer hereunder.

     c. No removal or resignation of the Servicer shall become effective hereunder until the Trustee under the Pooling and Servicing Agreement or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement and acknowledged in writing its assumption of the responsibilities and obligations as Servicer under this Agreement.

     d. The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee, which opinion shall be at the Servicer's expense.

     e. Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor Servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Class B-2 Underlying Certificate and the Reserve Account Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

     f. Any collections then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

     g. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Servicer or which are thereafter received with respect to the Certificates. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder

                                      8-5
or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is replaced hereunder, the Servicer agrees to reimburse the Trust for the costs and expenses associated with the transfer of servicing to the replacement Servicer.

     h. The Servicer which is being removed or is resigning shall give notice to the Holders and Rating Agencies of the transfer of the servicing to the successor Servicer.

     SECTION 8.12 Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 7.02 of the Pooling and Servicing Agreement, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Trustee shall be entitled to receive reasonable compensation. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of amounts in the Reserve Account as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed (a) until the release of the Trustee's security interest in the Reserve Account Loans, 1/12 of 0.5% of the greater of (1) the lesser of $4,116,000 and the Certificate Principal Balance and (2) the principal balance of the Reserve Account Loans then pledged to the Trustee and (b) thereafter, 1/12 of 0.5% of the lesser of $4,116,000 and the Certificate Principal Balance. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                                      8-6

                                  ARTICLE IX.
                                  INDEMNITIES
                                  -----------

     SECTION 9.01 Real Estate. The Originator will defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Certificateholders and the Class C Certificateholder against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or ownership of any real estate related to a Reserve Account Loans by the Originator or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer, except that the obligation of the Originator under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 9.02 Liabilities to Obligors. No obligation or liability to any Obligor under any of the Reserve Account Loans is intended to be assumed by the Trust, the Certificateholders or the Class C Certificateholder under or as a result of this Agreement or any Related Document and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Certificateholders and the Class C Certificateholder expressly disclaim such assumption.

     SECTION 9.03 Tax Indemnification. The Originator agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Certificateholders and the Class C Certificateholder from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Class B-2 Underlying Certificate to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates and the Class C Certificate) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Originator, the Depositor, the Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder, the Class C Certificateholder or otherwise.

     SECTION 9.04 Servicer's Indemnities. The Servicer shall defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Certificateholders and the Class C Certificateholder against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Reserve Account Loan. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 9.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Originator of, any such Loan.

     SECTION 9.05 Operation of Indemnities. Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator or the Servicer has made any indemnity payments to the Trustee pursuant to this

                                      9-1

Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Originator or the Servicer, as the case may be, without interest.

     SECTION 9.06 REMIC Tax Matters. If a Class C Certificateholder, pursuant to Section 6.06, pays any taxes or charges imposed upon the Trust, as a REMIC or otherwise, such taxes or charges, except to the extent set forth in the following proviso, shall be expenses and costs of the Trust and the Class C Certificateholder shall be entitled to be reimbursed therefor out of the Certificate Account as provided in Section 5.03; provided, however, that any such taxes or charges shall not be expenses or costs of the Trust, nor will the Class C Certificateholder be entitled to reimbursement therefor out of the Certificate Account, if and to the extent that such taxes or charges resulted from a failure (i) by the Originator, the Depositor, the Trustee or any Servicer to comply with the provisions of Section 2.04, (ii) by any Servicer to comply with the provisions of Section 6.06, or (iii) by the Trustee to execute any tax returns pursuant to Section 7.11.

                                      9-2

                                  ARTICLE X.
                                 MISCELLANEOUS
                                 -------------

       SECTION 10.01 Servicer Not to Resign; Delegation of Servicing Duties. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.12.

       Notwithstanding the foregoing, Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of Conseco Finance Corp., for so long as said subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder.

       SECTION 10.02 Conseco and Depositor Not to Engage in Certain Transactions with Respect to the Trust. Neither Conseco Finance Corp. nor the Depositor shall:

       a. Provide credit to any Certificateholder for the purpose of enabling such Certificateholder to purchase Certificates;

       b.  Purchase any Certificates in an agency or trustee capacity; or

       c. Loan any money to the Trust (except as expressly contemplated by this Agreement and the Related Documents).

       SECTION 10.03 Maintenance of Office or Agency. The Trustee will maintain in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates or the Class C Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates, the Class C Certificate and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East 5th Street, Second Floor, St. Paul, Minnesota 55101. The Trustee will give prompt written notice to the Originator, the Depositor, the Servicer, the Certificateholders and the Class C Certificateholder of any change in the location of the Certificate Register or any such office or agency.

       SECTION 10.04   Termination.

       a. The Trust created hereby and the respective obligations and responsibilities of the Originator, the Depositor, the Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below) shall terminate on the earlier of (a) the Payment Date on which the Trust created pursuant to the Pooling and Servicing Agreement has terminated, no amount is on deposit in the Reserve Account, the Originator has no further obligation under Section 5.07 and the principal balance of Reserve Account Loans remaining subject to the lien created under Section 5.05 is reduced to zero (the "Final Payment Date"); or (b) the Payment Date on which the Certificate Principal

                                     10-1

Balance is reduced to zero; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and provided, further, that the Servicer's and the Originator's and the Depositor's representations and warranties and indemnities by the Originator, the Depositor and the Servicer shall survive termination. Any termination of the Trust must be conducted so as to qualify as a "qualified liquidation" of the REMIC within the meaning of the REMIC Provisions.

       b. Notice of any termination, specifying the Final Payment Date upon which all Certificateholders or the Class C Certificateholder may surrender their Certificates or the Class C Certificate to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon direction by the Servicer ten days prior to the date such notice is to be mailed) by letter to each of the Rating Agencies, the Certificateholders and the Class C Certificateholder mailed no later than the fifth Business Day of the month of the Final Payment Date specifying (1) the Final Payment Date upon which final payment on the Certificates and the Class C Certificate will be made upon presentation and surrender of Certificates and the Class C Certificate at the office or agency of the Trustee therein designated; (2) the amount of any such final payment; and (3) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates and the Class C Certificate at the office or agency of the Trustee therein specified.

       c. Upon presentation and surrender of the Certificates and the Class C Certificate, the Trustee shall cause to be distributed from the Certificate Account, in the following order of priority, to the Certificateholders and the Class C Certificateholder on the Final Payment Date in proportion to their respective Percentage Interests: (1) to the extent the amount available is sufficient therefor, and in the order of priority provided for in Section 5.03, an amount equal to the Formula Distribution Amount in respect of the Class B-2 Certificates; and (2) as to the Class C Certificate, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clause (1) above. The distribution on the Final Payment Date pursuant to this Section 10.04 shall be in lieu of the distribution otherwise required to be made on such Payment Date in respect of the Certificates and the Class C Certificate. On the Final Payment Date, if the Trust created by the Pooling and Servicing Agreement has not been terminated, the Trustee will endorse the Class B-2 Underlying Certificate to the Class C Certificateholder.

       d. In the event that all of the Certificateholders and the Class C Certificateholder do not surrender their Certificates and the Class C Certificate for cancellation within three months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders and the Class C Certificateholder to surrender their Certificates and the Class C Certificate for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates and the Class C Certificate shall not have been surrendered for cancellation, the Servicer shall transfer to itself all amounts remaining on deposit in the Certificate Account, to hold in trust for Certificateholders and the Class C Certificateholder who have not surrendered their Certificates or the Class C Certificate, as the case may be, for cancellation, together with the final record list of Certificateholders and the Class C Certificateholder, and the Servicer shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining

                                     10-2

Certificateholders concerning surrender of their Certificates and to contact the Class C Certificateholder concerning its surrender of its Class C Certificate, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

       SECTION 10.05   Acts of Certificateholders and Class C Certificateholder.

       a. Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates representing, in the aggregate, 51% or more of the aggregate Certificate Principal Balance.

       b. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or the Class C Certificateholder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or the Class C Certificateholder in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Trustee, the Servicer, the Originator and the Depositor if made in the manner provided in this Section.

       c. The fact and date of the execution by any Certificateholder or the Class C Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

       d. The ownership of Certificates and the Class C Certificate shall be proved by the Certificate Register.

       e. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or the Class C Certificateholder shall bind every holder of every Certificate or the Class C Certificate, as applicable, issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer, the Originator or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificates or Class C Certificate.

       f. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

       SECTION 10.06 Calculations. Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

       SECTION 10.07 Assignment or Delegation by Originator. Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article VIII, the Originator may not convey and assign or delegate any of its rights or obligations

                                     10-3
hereunder absent the prior written consent of Holders of Certificates representing, in the aggregate, 66-2/3% or more of the Certificate Principal Balance, and any attempt to do so without such consent shall be void.

       SECTION 10.08   Amendment.

       a. This Agreement may be amended from time to time by the Originator, the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders or the Class C Certificateholder, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, to make such changes as are necessary to maintain the status of the Trust as a "real estate mortgage investment conduit" under the REMIC Provisions of the Code or to otherwise effectuate the benefits of such status to the Trust, the Certificateholders or the Class C Certificateholder, including, without limitation, to implement any provision permitted by law that would enable a REMIC to avoid the imposition of any tax, or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Servicer, adversely affect in any material respect the interests of any Certificateholder.

       b. This Agreement may also be amended from time to time by the Servicer, the Originator, the Depositor and the Trustee, with the consent of Holders of Certificates representing, in the aggregate, 66-2/3% or more of the Certificate Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Reserve Account Loans or distributions which are required to be made on any Certificate, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, (c) result in the disqualification of the Trust as a REMIC under the Code, (d) adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" in the REMIC, or (e) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code. This Agreement may not be amended without the consent of the Class C Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which would modify in any manner the rights of the Class C Certificateholder.

       c. This Agreement shall not be amended under this Section without the consent of 100% of the Certificateholders and the Class C Certificateholder if such amendment would result in the disqualification of the Trust as a REMIC under the Code.

       d.   Concurrently with the solicitation of any consent pursuant to this
Section 10.08, the Trustee shall furnish written notification to each of the Rating Agencies. Promptly after the execution of any amendment or consent pursuant to this Section 10.08, the Trustee shall furnish

                                     10-4
written notification of the substance of such amendment to the Rating Agencies, each Certificateholder and the Class C Certificateholder.

       e. It shall not be necessary for the consent of Certificateholders and the Class C Certificateholder under this Section 10.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and the Class C Certificateholder shall be subject to such reasonable requirements as the Trustee may prescribe.

       f. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

      g. In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by this Agreement.

      h.    Upon the execution of any amendment or consent pursuant to this
Section 10.08, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder or the Class C Certificateholder hereunder shall be bound thereby.

     i. In the absence of the consent described in subsection (c) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an unqualified Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment (i) will not adversely affect the status of the Trust as a REMIC or the status of the Certificates as "regular interests" therein, and (ii) will not cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

       SECTION 10.09 Notices. All communications and notices pursuant hereto to the Depositor, the Servicer, the Originator, the Trustee, and the Rating Agencies shall be in writing and delivered or mailed to it at the appropriate following address:

       If to the Depositor:
                Conseco HE/HI 2001-B-2, Inc.
                300 Landmark Towers
                345 St. Peter Street
                St. Paul, Minnesota 55102-1639
                Attention:  Chief Financial Officer
                Telecopier Number:  (651) 293-5746

                                     10-5

       If to the Servicer:
                Conseco Finance Corp.
                1100 Landmark Towers
                345 St. Peter Street
                St. Paul, Minnesota 55102-1639
                Attention:  Chief Financial Officer
                Telecopier Number:  (651) 293-5746

       If to the Originator:
                Conseco Finance Corp.
                1100 Landmark Towers
                345 St. Peter Street
                St. Paul, Minnesota 55102-1639
                Attention:  Chief Financial Officer
                Telecopier Number:  (651) 293-5746

       If to the Trustee:
                U.S. Bank Trust National Association
                Corporate Trust Department
                180 East Fifth Street
                Second Floor
                St. Paul, Minnesota 55101
                Attention:  Tamara Schultz-Fugh
                Telecopier Number:  (651) 244-0089

       If to Fitch:
                Fitch, Inc.
                One State Street Plaza
                New York, New York  10004
                Attention:  Steven Lei

       If to Moody's:
                Moody's Investors Service, Inc.
                99 Church Street
                New York, NY  10007

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received. All communications and notices pursuant hereto to a Certificateholder or the Class C Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

       SECTION 10.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                                     10-6

       SECTION 10.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

       SECTION 10.12 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

       SECTION 10.13 No Petition. The Originator, Depositor, Servicer and the Trustee, by entering into this Agreement and each Certificateholder and Class C Certificateholder, by accepting a Certificate or the Class C Certificate, hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificates, the Class C Certificate or this Agreement.

                                     10-7

       IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their respective officers thereunto duly authorized this 31st day of May, 2001.


                                 CONSECO HE/HI 2001-B-2, INC.


                                 By:



                                 CONSECO FINANCE CORP.


                                 By:


                                 U.S. BANK TRUST NATIONAL
                                 ASSOCIATION,
                                 not in its individual capacity but solely as Trustee


                                 By:
                                     Tamara Schultz-Fugh
                                     Vice President

                                     10-8

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me this       day of
               , 2001, by                     , of Conseco Finance Corp., a
Delaware corporation, on behalf of the corporation.




                                       Notary Public


     [SEAL]

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me this       day of
               , 2001, by                     , of Conseco HE/HI 2001-B-2, Inc.,
a Minnesota corporation, on behalf of the corporation.


                                       Notary Public
     [SEAL]

                                     10-9

STATE OF MINNESOTA  )
                    )ss.
COUNTY OF RAMSEY    )

     The foregoing instrument was acknowledged before me this       day of
               , 2001, by Tamara Schultz-Fugh, of U.S. Bank Trust National Association, a national banking association, on behalf of the national banking association.



                                       Notary Public
     [SEAL]

                                     10-10

                                   EXHIBIT A


                         FORM OF CLASS B-2 CERTIFICATE

          [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE TRUST AGREEMENT REFERRED TO HEREIN.]

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class B-2                                                              No. R-1
First Payment Date                                    Pass-Through Rate: The least of (i)
June 15, 2001                                         9.851%, (ii) the Group I Adjusted
                                                      Weighted Average Loan Rate, and (iii)
                                                      the Group II Weighted Average Loan Rate

                                                      Denomination:  $7,718,000

                                                      Aggregate Denomination of
                                                      all Class B-2
                                                      Certificates:  $7,718,000

Servicer:                                             Final Scheduled Payment Date:  June 15,
Conseco Finance Corp.                                 2032 (or if such day is not a Business
                                                      Day, then the next succeeding Business
                                                      Day)

                                                      CUSIP:

                      CONSECO FINANCE TRUST HE/HI 2001-B-2

     EXCEPT AS PROVIDED IN SECTION 4.02(b)(2) OF THE TRUST AGREEMENT, BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE

OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE DEPOSITOR AND THE SERVICER EITHER (i) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (ii) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Conseco Finance Trust HE/HI 2001-B-2 (the "Trust"). The Trust has been created pursuant to a Trust Agreement (the "Agreement"), dated as of May 1, 2001, between Conseco Finance Corp. as Originator and Servicer, Conseco HE/HI 2001-B-2, Inc. as Depositor, and U.S. Bank Trust National Association (the "Trustee") as Trustee of the Trust. This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing June 2001, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Certificates with an aggregate Percentage Interest of at least 5% of the Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Amount distributed under Section 5.03(b) of the Agreement for such Payment Date. The final scheduled

Payment Date of this Certificate is June 15, 2032 or the next succeeding Business Day if such June 15 is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account and Reserve Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Depositor and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

     The Originator, the Depositor, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Depositor, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Depositor, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, Conseco Finance Trust HE/HI 2001-B-2 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

                  , 2001         CONSECO FINANCE TRUST HE/HI
                                 2001-B-2

                                 By U.S. BANK TRUST NATIONAL
                                 ASSOCIATION, as Trustee


                                 By:
                                     Authorized Agent

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                              the within Certificate of the Conseco Finance
Trust HE/HI 2001-B-2, and does hereby irrevocably constitute and appoint
                     Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                              By
                                        Signature

                                   EXHIBIT B

                          FORM OF CLASS C CERTIFICATE


     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS B-2
     ---------------------------------------------------------------------
      CERTIFICATES AS DESCRIBED IN THE TRUST AGREEMENT REFERRED TO HEREIN.
      -------------------------------------------------------------------

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION 4.02 OF SUCH TRUST AGREEMENT.

     BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE DEPOSITOR AND THE SERVICER EITHER (i) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (ii) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE DEPOSITOR OR THE

SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Class C                                    No.


Cut-off Date:                              Percentage Interest:
As defined in the Trust Agreement
dated May 1, 2001

First Payment Date:
June 15, 2001


             CERTIFICATE FOR CONSECO FINANCE TRUST HE/HI 2001-B-2

             Original Principal Balance of the Trust:  $7,718,000

     This certifies that Green Tree Finance Corp.-Two is the registered owner of the Residual Interest represented by this Certificate, and entitled to certain distributions out of Conseco Finance Trust HE/HI 2001-B-2 (the "Trust"), which includes among its assets the Class B-2 Certificates issued by Conseco Finance Home Equity and Home Improvement Loan Trust 2001-B (the "underlying B-2 Certificate"). The Trust has been created pursuant to a Trust Agreement (the "Agreement"), dated as of May 1, 2001, among Conseco Finance Corp., as Originator and Servicer (the "Originator"), Conseco HE/HI 2001-B-2, Inc., as Depositor (the "Depositor") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Class C Certificate is described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class C Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in June 2001, so long as the Agreement has not been terminated, by check to the registered Class C Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date in an amount equal to the Class C Distribution Amount. The final scheduled Payment Date of this Class C Certificate is June 15, 2032 or the next succeeding Business Day if such June 15 is not a Business Day.

     The Class C Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class C Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class C Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the

Class C Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Depositor and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

     This Class C Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class C Certificateholders free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class C Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class C Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon a new Class C Certificate evidencing the same Class C Certificate will be issued to the designated transferee or transferees.

     The Originator, the Depositor, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Depositor, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Class C Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Depositor, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The holder of this Class C Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust Property consisting of the underlying B-2 Certificate elects to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Class B-2 Certificates shall be "regular interests" in the REMIC and the Class C Certificate shall be the "residual interest" in the REMIC. In addition, the holder of this Class C Certificate, by acceptance hereof, (i) agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust, and (ii) agrees to cooperate with the Originator in connection with examinations of the Trust's affairs by tax authorities, including administrative and judicial proceedings, and (iii) makes the additional agreements, designations and appointments, and undertakes the responsibilities, set forth in
Section 6.06 of the Agreement.

     This Certificate shall be a "security" for purposes of Article 8, Section 102(a)(15)(B) of the Uniform Commercial Code and shall be governed by such
Article 8 as in effect in the state of Minnesota from time to time.

     IN WITNESS WHEREOF, Conseco Finance Trust HE/HI 2001-B-2 has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                            CONSECO FINANCE TRUST HE/HI

                                                  2001-B-2


                                                  By:  U.S. BANK TRUST NATIONAL
                                                       ASSOCIATION

                                                  By:
                                                       Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto                               the within Certificate for Conseco Finance
Trust HE/HI 2001-B-2, and does hereby irrevocably constitute and appoint
                               Attorney to transfer the said certificate on the
Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                  By:
                                                 Signature

                                   EXHIBIT C

                                      REO

--------------------------------------------------------------------------------
     Account ID                  Prop State ID                Prop Type
--------------------------------------------------------------------------------
1999-5000062670                 PA                     Single Family
--------------------------------------------------------------------------------
1999-5000074327                 KY                     Single Family
--------------------------------------------------------------------------------
1999-5500034367                 MS                     Single Family
--------------------------------------------------------------------------------
1999-6700038588                 WI                     3-4 Family
--------------------------------------------------------------------------------
1999-6800013333                 NY                     Single Family
--------------------------------------------------------------------------------
1999-6800494566                 GA                     Single Family
--------------------------------------------------------------------------------
1999-6800812098                 NY                     Single Family
--------------------------------------------------------------------------------
1999-6900520960                 AL                     1-2 Family
--------------------------------------------------------------------------------
1999-6901201753                 MI                     1-2 Family
--------------------------------------------------------------------------------
1999-6902399135                 KS                     1-2 Family
--------------------------------------------------------------------------------
1999-6905086143                 AR                     Manufactured Home
--------------------------------------------------------------------------------
1999-6906367443                 MA                     Condo
--------------------------------------------------------------------------------
1999-6906608101                 ID                     1-2 Family
--------------------------------------------------------------------------------
1999-6906872095                 MN                     1-2 Family
--------------------------------------------------------------------------------
1999-6906917197                 MN                     1-2 Family
--------------------------------------------------------------------------------
1999-6906973869                 SC                     1-2 Family
--------------------------------------------------------------------------------

                                   EXHIBIT D

                         LIST OF RESERVE ACCOUNT LOANS

                                   EXHIBIT E

                       FORM OF TRUSTEE'S ACKNOWLEDGMENT

     U.S. Bank Trust National Association, a national banking association organized under the laws of the United States, acting as trustee (the "Trustee") of Conseco Finance Trust HE/HI 2001-B-2 (the "Trust") created pursuant to the Trust Agreement dated as of May 1, 2001 among Conseco Finance Corp., Conseco HE/HI 2001-B-2, Inc. and the Trustee (the "Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) acknowledges, pursuant to Section 2.03 of the Agreement, that the Trustee has received the following: the Class B-2 Underlying Certificate and a pledge of all of the Debtor's right, title and interest in (i) the reserve account loans identified in the List of Reserve Account Loans attached to the Agreement (the "Reserve Account Loans"), including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Reserve Account Loans due after the Cut-off Date, (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Reserve Account Loan for the benefit of the owner of such Reserve Account Loan, (iii) all rights of the Depositor under the Contribution Agreement and the Transfer Agreement, (iv) all rights the Originator may have against the originating lender or contractor with respect to Reserve Account Loans originated by a lender or contractor other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Reserve Account Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Reserve Account Loans, (vii) all documents contained in the related Loan Files, (viii) the Certificate Account and the Reserve Account, and (ix) all proceeds and products of the foregoing; and declares that, directly or through a Custodian, it will hold all Loan Files that have been delivered in trust, upon the terms set forth in the Agreement, for the use and benefit of all Certificateholders.

     The Trustee acknowledges that it has conducted a review of the Loan Files for the Reserve Account Loans identified on the attached list and hereby confirms that, except as noted on the attached list, each Loan File contains (a) an original promissory note (or an executed lost note affidavit, together with a copy of the note), duly endorsed in blank or in the name of the Trustee, (b) an original copy of the mortgage, deed of trust or similar evidence of a lien on the related improved real estate securing the Loan, (c) as assignment of the Loan, and the mortgage, deed of trust or similar evidence of a lien, from the originator (if other than the Originator) to the Originator, (d) an assignment of the mortgage, deed of trust or similar evidence of a lien, to the Trustee or in blank, and (e) any extension, modification or waiver agreement(s). The Trustee has not otherwise reviewed the Loans and Loan Files for compliance with the terms of the Agreement.

     IN WITNESS WHEREOF, U.S. Bank Trust National Association, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer, this 31st day of May, 2001.

                                 U.S. BANK TRUST NATIONAL
                                 ASSOCIATION
                                 not in its individual capacity but solely as Trustee

                                 By
                                    Tamara Schultz-Fugh
                                    Vice President

                                   EXHIBIT F

                FORM OF MONTHLY REPORT AND OFFICER CERTIFICATE

                             CONSECO FINANCE CORP.

     The undersigned certifies that he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to
Section 6.02 of the Trust Agreement (the "Agreement") dated as of May 1, 2001 among the Company, Conseco HE/HI 2001-B-2, Inc., and U.S. Bank Trust National Association, as Trustee of Conseco Finance Trust HE/HI 2001-B-2 (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

     1.  The monthly report for the period from                 to
                attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

     2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this        day of
                     ,     .


                                                  CONSECO FINANCE CORP.


                                                  By:
                                                     [Name]
                                                     [Title]

                            FORM OF MONTHLY REPORT
                            ----------------------

             CERTIFICATES FOR CONSECO FINANCE TRUST HE/HI 2001-B-2

Payment Date:

         Amount Available for Distribution
         (a)    Amount paid on Class B-2 Underlying
                Certificate                                          $
         (b)    Withdrawal from Reserve Account                      $

2.       Servicing fee (if Originator or Affiliate is not
         Servicer)                                                   $


Class B-2 Certificates

3.       Current Interest
         (a)    Class B-2 Pass-Through Rate (a
                floating rate equal to the least of
                (i) 9.851%, (ii) the Group I
                Adjusted Weighted Average Loan Rate
                and (ii) the Group II Weighted
                Average Loan Rate)                                      %
         (b)    Class B-2 Interest Paid
         (c)    Class B-2 Interest Shortfall

4.       Amount applied to Unpaid Class B-2 Interest
         Shortfall

5.       Remaining Unpaid Class B-2 Interest Shortfall

6.       Principal Distribution

7.       Class B-2 Principal Balance

8.       Amount, if any, by which Formula Distribution
         Amount exceeds Distribution Amount

9.       Servicing fee (if Originator or Affiliate is
         Servicer) and any additional servicing fee to Servicer (if Originator or Affiliate is not
         Servicer)

Class C Certificateholders

10.  Reimbursement for Expenses

11.  Class C Distribution Amount

Reserve Account and REO Reporting

12.  Reserve Account Balance

13.  Reserve Account Loans

       (a)      Scheduled Principal Balance

       (b)      Number of Liquidated Loans

       (c)      Aggregate unpaid principal balance of
                Liquidated Loans

       (d)      Net Liquidation Loss

14.  REO

       (a)      Sale proceeds, liquidation expenses and Net
                REO proceeds to date, by parcel and in the aggregate

       (b)      Identification of unsold REO parcels



     Please contact the Bondholder Relations Department of U.S. Bank Trust National Association at (612) 224-0444 with any questions regarding this Statement or your Distribution.

                                   EXHIBIT G

                         FORM OF REPRESENTATION LETTER

U.S. Bank Trust National Association
180 East Fifth Street
St. Paul, Minnesota 55101

Conseco Finance Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

     Re:  Class [B-2][C] Certificate; Conseco Finance Trust HE/HI 2001-B-2

     The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificate (the "Certificate") may be made only pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

Representations and Warranties

     The Purchaser makes the following representations and warranties in order to permit the Trustee, Conseco Finance Corp., and [underwriter] of the Certificate to determine its suitability as a purchaser of the Certificate and to determine that the exemption from registration relied upon by Conseco Finance Corp. under Section 4(2) of the 1933 Act is available to it.

     1. The Purchaser understands that the Certificate has not been and will not be registered under the 1933 Act and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, that Conseco Finance Corp. is not required to register the Certificate and that any transfer must comply with Section 4.02 of the Trust Agreement relating to the Certificate.

     2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificate.

     3. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificate and is able to bear the economic risk of such investment. The Purchaser has reviewed the Prospectus Supplement dated April 25, 2001, to the Prospectus dated April 25, 2001, and the Offering Circular dated May 23, 2001 (collectively, the "Prospectus") with respect to the Certificate, and has been given such information concerning the Certificate as it has requested.

     4. The Purchaser is acquiring the Certificate as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

     5.  The Purchaser either (check one box):

         [_] is not, and is not acting on behalf of or with assets of, an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended or that is described in
               Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or

         [_] has provided the Trustee and Servicer with the opinion of counsel described in Section 4.02(b)(2) of the Trust Agreement, or

         [_] acknowledges that it is deemed to make the representation set forth in Section 4.02(b)(2) of the Trust Agreement.

     6. The Purchaser understands that such Certificate will bear a legend substantially as set forth in the form of Certificate included in the Trust Agreement.

     7. The Purchaser, as holder of the Certificate, acknowledges (i) it may incur tax liabilities in excess of any cash flows generated by the interest and
(ii) it intends to pay the taxes associated with holding the Certificate as they become due.

     8. The Purchaser agrees that it will obtain from any purchaser of the Certificate from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 7 and in this paragraph 8. The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

Executed at                ,                 this       day of           ,    .


                                             Purchaser's Name (Print)

                                             By:
                                             Signature

                                             Its:

                                             Address of Purchaser



                                             Purchaser's Taxpayer
                                             Identification Number

                                   EXHIBIT H

          SERVICER REQUEST FOR RELEASE OF RESERVE ACCOUNT LOAN FILES

To:  U.S. Bank Trust National Association
     180 East Fifth Street
     St. Paul, MN 55164

Re: Trust Agreement dated as of May 1, 2001, among Conseco HE/HI 2001-B-2, Inc., as Depositor, Conseco Finance Corp., as Originator and Servicer, and U.S. Bank Trust National Association, as Trustee, relating to Conseco Finance Trust HE/HI 2001-B-2 (the "Trust Agreement")

     The undersigned certifies that [s]he is authorized to sign this Servicer Request for Release of Reserve Account Loan Files on behalf of [Conseco Finance Corp.], as Servicer, under the Trust Agreement. In connection with the administration of the Reserve Account Loans held by you, as Trustee, pursuant to the Trust Agreement, we request the release, and hereby acknowledge receipt, of the Reserve Account Loan File for the Reserve Account Loan described below, for the reason indicated.

Loan Number:

Reason for Requesting Documents (check only):


                1.  Mortgage Paid in Full
                2.  Foreclosure
                3.  Substitution
                4.  Other Liquidation
                5.  Nonliquidation         Reason:
                                           Servicer:
                                           By:
                                                    (Authorized signer)

                                           Address:

                                           Date:

Please acknowledge the execution of the above request by your signature and date below:

U.S. Bank Trust National Association

By:
Signature                           Date

Documents returned to Trustee:


Trustee                             Date

                                      H-1